OFFICE LEASE

by and between

EL DORADO OFFICE 3, L.P.
a Delaware limited partnership

as LANDLORD

and

ENGLOBAL U.S., INC.,
a Texas corporation

as TENANT

[ADDRESS]
BROOMFIELD, COLORADO

SUITE 400

September 9, 2013

016340\0019\10620596.6

EXHIBITS, SCHEDULES AND OTHER ATTACHMENTS	
EXHIBIT "A"	LEGAL DESCRIPTION
EXHIBIT "B"	FLOOR PLAN OF PREMISES
EXHIBIT "C"	COMMENCEMENT DATE MEMORANDUM
EXHIBIT "D"	RULES AND REGULATIONS
EXHIBIT "E"	WORK LETTER
RIDER 1	ADDITIONAL PROVISIONS

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the "**Summary**") is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease. The exhibits, riders, schedules, and addenda set forth above shall be deemed to be a part of the Office Lease and are hereby incorporated therein.

TERMS OF LEASE *(References are to the Office Lease)*		DESCRIPTION
1.	Effective Date:	September 9, 2013
2.	Landlord:	EL DORADO OFFICE 3, L.P., a Delaware limited partnership
3.	Address of Landlord:	Lowe Enterprises Real Estate Group 518 17th Street, Suite 220 Denver, CO 80202 Fax No. (866) 743-4384 Email: mfabian@loweenterprises.com Attention: Mara Fabian with a copy to: c/o Starwood Capital Group Global, LLC 100 Pine Street, Suite 3000 San Francisco, CA 94105 Fax No. (415) 633-4221 Email: belder@starwood.com Attention: Adam Ma with a copy to: Brownstein Hyatt Farber Schreck, LLP 410 17th Street, Suite 2200 Denver, CO 80202 Email: cchapman@bhfs.com Attention: C. J. Chapman
4.	Tenant:	ENGlobal U.S., Inc., a Texas corporation
5.	Address of Tenant:	Prior to Commencement Date 12303 Airport Way, Suite 145 Broomfield, CO 80021 Attention: Leslie King with a copy to:

ENGlobal U.S., Inc. **654 N. Sam Houston Parkway E., Suite 400**
~~654 N. Sam Houston Parkway, Suite 400~~
Houston, TX 77060
Attention: Legal Department c/o Tami Walker

After Commencement Date

10901 West 120th Avenue, Suite 400
Attention: Leslie King

with a copy to:

ENGlobal U.S., Inc. **654 N. Sam Houston Parkway E., Suite 400**
~~654 N. Sam Houston Parkway, Suite 400~~
Houston, TX 77060
Attention: Legal Department c/o Tami Walker

6. Premises (Article 1):

6.1 Premises: Approximately 14,509 square feet of Rentable Area located on the fourth (4th) floor of the Building (as defined below), as set forth in **Exhibit "B"** attached hereto, known as Suite 400.

6.2 Building: The Premises are located in the Building whose address is 10901 West 120th Avenue, Broomfield, Colorado 80021.

7. Term (Article 2)

7.1 Lease Term: Sixty-four (64) months

7.2 Commencement Date: The date which is the earlier of (i) the date that Tenant first occupies all or any portion of the Premises for the conduct of its business, or (ii) December 1, 2013.

7.3 Expiration Date: The last day of the sixty-fourth (64th) month following the Commencement Date.

8. Base Rent (Article 3):

Months of the Lease Term	Annual Base Rent	Monthly Installment of Base Rent	Annual Base Rental Rate per Square Foot of Rentable Area of the Premises
1 – 4	$-0-	$-0-	$-0-
5 – 16	$232,143.96	$19,345.33	$16.00
17 – 28	$239,398.56	$19,949.88	$16.50

29 – 40	$246,653.04	$20,554.42	$17.00
41 – 52	$253,907.52	$21,158.96	$17.50
53 – 64	$261,162.00	$21,763.50	$18.00

9.	Security Deposit (Article 4):	$21,763.50
10.	Tenant's Share of Operating Expenses (Article 6):	13.39% (14,509 square feet of Rentable Area within the Premises/108,318 square feet of Rentable Area within the Building).
11.	Brokers (Section 22.15):	CBRE, Inc. (Chris Phenicie) representing Landlord, CBRE, Inc. (Marty Knape) representing Tenant.
12.	Number of Parking Passes (Section 22.16):	Fifty-nine unreserved parking spaces (i.e., 4.1 unreserved parking spaces for each 1,000 square feet of Rentable Area of the Premises).
13.	Option to Extend (**Rider 1**):	Tenant has two (2) options to extend the Lease Term for a period of five (5) years.
14.	Right of First Offer (**Rider 1**):	Tenant has a right of first offer to lease additional space in the Building, subject to and in accordance with the terms and conditions of **Rider 1**.
15.	Right of First Refusal (**Rider 1**):	Tenant has a right of first refusal to lease additional space in the Building, subject to and in accordance with the terms and conditions of **Rider 1**.

OFFICE LEASE

THIS OFFICE LEASE (this "**Lease**"), made and entered as of [Sep. 9th], 2013 (the "**Effective Date**"), by and between EL DORADO OFFICE 3, L.P., a Delaware limited partnership ("**Landlord**"), and ENGLOBAL U.S., INC., a Texas corporation ("**Tenant**").

W I T N E S S E T H:

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises herein described for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

1. **PREMISES**.

1.1 **Grant of Premises; The Building; and The Project**. Landlord hereby leases to Tenant, and Tenant leases from Landlord, those certain premises set forth in Section 6.1 of the Summary (the "**Premises**"), which Premises are located in the building described in Section 6.2 of the Summary (the "**Building**"). The Building is part of an office project known as "**EL Dorado Ridge**" [which contains additional office buildings located adjacent to the Building at 11001 West 120th Avenue and 11101 West 120th Avenue, Broomfield, Colorado (collectively the "**Adjacent Buildings**"). The term "**Project**" as used in this Lease, shall mean (i) the Building, (ii) the Adjacent Buildings, (iii) any outside plaza areas, land and other improvements surrounding the Building and the Adjacent Buildings, (iv) the Common Areas, as defined below in Section 14.1, (v) at Landlord's discretion, any additional real property, areas, buildings or other improvements added thereto pursuant to the terms of Section 1.4 of this Lease and (vi) the land upon which any of the foregoing are situated (the "**Real Property**"). The legal description of land comprising the Real Property is set forth in the attached **Exhibit "A"**. A floor plan showing the size and location of the Premises within the Building is set forth in the attached **Exhibit "B"**. Tenant's use and occupancy of the Premises shall include the use, in common with others, of the Common Areas as hereinafter described, but excepting therefrom and reserving unto Landlord the exterior faces of all exterior walls, the roof and the right to install, use and maintain where necessary in the Premises all pipes, ductwork, conduits and utility lines through hung ceiling space, partitions, beneath the floor or through other parts of the Premises; provided, however, such installation, use and maintenance do not unreasonably interfere with the use and occupancy of the Premises by Tenant or diminish Tenant's access to the Premises. Landlord reserves the right to affect such other tenancies in the Project as Landlord may elect in its sole business judgment.

1.2 **Rentable Area**. Landlord and Tenant hereby confirm and stipulate that the number of square feet of "**Rentable Area**" contained in the Premises initially leased by Tenant pursuant to this Lease (i) is as set forth in Section 6.1 of the Summary, (ii) has been calculated in accordance with Landlord's standard rentable area measurement standards used for the Building, and (iii) except as set forth in Section 6.1 below, is not subject to remeasurement, adjustment or modification.

1.3 **Condition of Premises, Building and Real Property**. Except for Landlord's obligation to fund the Tenant Improvement Allowance and to construct Landlord's Work in accordance with **Rider 1** attached hereto, and Landlord's repair obligations in Sections 8.2 and 12.1 below, (i) Tenant shall lease the Premises and accept the Premises, Building and Real Property in their current "AS IS" condition, without any obligation on Landlord's part to construct or pay for any improvements, alterations or refurbishment work in the Premises, the Building and the Real Property and (ii) Tenant shall be solely responsible at its sole cost and expense for constructing any and all tenant improvements, alterations and refurbishment work for the Premises pursuant to and in accordance with the provisions of Article 9 below.

1.4 **Landlord's Use and Operation of the Building, Project, and Common Areas**. Landlord reserves the right from time to time without notice to Tenant: (i) to close temporarily any of the

Common Areas; (ii) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of street entrances, driveways, ramps, entrances, exits, passages, stairways and other ingress and egress, direction of traffic, landscaped areas, loading and unloading areas, and walkways; (iii) to expand the Building; (iv) to add additional buildings and improvements to the Common Areas and the Project; (v) to remove land from the Common Areas; (vi) to designate land outside the Project to be part of the Project, and, in connection with the improvement of such land, to add additional buildings and common areas to the Project; (vii) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project or to any adjacent land, or any portion thereof; and (viii) to do and perform such other acts and make such other changes in, to or with respect to the Project, the Common Areas and the Building or the expansion thereof as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

2. **TERM**. The term of this Lease (the "**Lease Term**") shall be as set forth in Section 7.1 of the Summary and shall commence on the date (the "**Commencement Date**") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "**Expiration Date**") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. The term "**Lease Term**" shall include any renewal term expressly set forth in this Lease, if any, if the renewal option is validly exercised in accordance with the terms and conditions of this Lease. Promptly following the Commencement Date, Landlord and Tenant hereby agree to execute a "**Commencement Date Memorandum**" in the form attached hereto as **Exhibit "C"** to confirm, among other things, the Commencement Date, the Expiration Date and the square footage of Rentable Area. Failure to execute the Commencement Date Memorandum shall not affect the commencement or expiration of the Lease Term. The Commencement Date Memorandum, when so executed and delivered, shall deemed to be a part of this Lease.

3. **RENT**.

3.1 **Base Rent**. Tenant agrees to pay Landlord, promptly when due, without notice or demand and without deduction or set-off of any amount for any reason whatsoever, as "**Base Rent**" for the Premises, the annual amount set forth in Section 8 of the Summary, which shall be payable in the monthly installment amounts set forth in Section 8 of the Summary. Said monthly installments of Base Rent shall be payable in advance on the first (1st) day of each calendar month during the Lease Term, except that the Base Rent and Tenant's Share of Operating Expenses for the first (1st) full calendar month of the Lease Term, in an amount equal to $30,347.99, shall be paid at the time of Tenant's execution of this Lease.

3.2 **Adjustment of Rent on Commencement or Expiration**. In the event the Lease Term commences or expires on a day other than the first (1st) day of a calendar month, Tenant shall pay to Landlord on the first (1st) day of the Lease Term, or on the first (1st) day of the month in which the Lease Term expires, a sum determined by multiplying one-thirtieth (1/30) of the monthly installment of Base Rent by the number of days in the first (1st) or last calendar month of the Lease Term.

3.3 **Operating Expenses**. In addition to paying the Base Rent specified in Section 3.1 above, Tenant agrees to pay Landlord, as additional rent, together with monthly installments of Base Rent, Tenant's Share of Operating Expenses defined in Sections 6.1 and 6.2 below.

3.4 **Place of Payment; Landlord's Rent Address**. Base Rent, Tenant's Share of Operating Expenses and all other sums or charges required by this Lease to be paid by Tenant to Landlord, all of which are herein sometimes collectively referred to as "**Rent**," shall be paid to Landlord at Landlord's Rent Address (as defined below) or to such other persons, or at such other places designated by Landlord. "**Landlord's Rent Address**" shall mean EL Dorado Office 3, L.P., Capital One Bank, P.O. Box 1942, Hicksville, NY 11802, or such other place as Landlord may, from time to time, designate in writing.

4. **Security Deposit**. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "**Security Deposit**") in the amount set forth in Section 9 of the Summary to be held by Landlord as security for the faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of Rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to suffer by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be deemed a material breach of this Lease. Except as required by applicable law, Landlord shall not be required to keep the Security Deposit separate from its general funds and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or Tenant's assignee) at the expiration of the Lease Term and after Tenant has vacated the Premises; provided, however, in no event shall Landlord be under any obligation to return the Security Deposit earlier than sixty (60) days after the expiration of the Lease Term.

5. **Use**.

5.1 **Permitted Use**. Tenant shall use the Premises solely for general office use, all consistent with the character of the Project as a first-class office building project (collectively, the "**Permitted Use**"). Tenant shall not permit the Premises to be used for any other purpose. Tenant acknowledges and agrees that (i) Landlord has not made any representations or warranties (A) regarding the applicable zoning or other laws governing the Real Property, (B) that the Permitted Use described hereinabove is permitted in the Building or at the Real Property under any applicable zoning or other laws now or hereafter existing, or (C) that the Premises, Building or Real Property are in such condition or contain such improvements, systems or equipment (including, without limitation, the sprinklers and fire/life safety systems and equipment of the Building) as are adequate or necessary for the Permitted Use or the operation of Tenant's business in the Premises, and (ii) Tenant is leasing the Premises based solely upon its own independent inspection and investigation of the Premises, Building and Real Property and such applicable zoning and other laws, including without limitation, the quality, nature, and condition of the Premises, Building and Real Property and any aspect or portion thereof for Tenant's Permitted Use, including, without limitation, the improvements, sprinklers and fire/life safety systems, and other systems and equipment of the Building.

5.2 **Compliance with Laws**. Tenant shall, at its sole cost and expense, promptly comply with all applicable Laws (as defined below) in effect during the Lease Term or any part of the Lease Term hereof, regulating Tenant's particular use or occupancy of the Premises or imposing any duty on Landlord or Tenant with regard thereto or with regard to alteration thereof, including the requirements of federal, state, county and municipal authorities now in force or which may hereinafter be in force. Tenant shall not use or permit the use of the Premises in any manner which may tend to create waste or a nuisance; nor which may tend to obstruct or interfere with the rights of other tenants of the Project or, injure or annoy them. As used herein, "**Law**" or "**Laws**" shall mean all laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Project, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Project.

5.3 **Insurance Cancellation**. Tenant shall not do or permit anything to be done on or about the Premises which may in any way increase the existing rate of any insurance policy covering the Building or the Project or any of its contents or cause cancellation of any such insurance policy.

5.4 **Landlord's Rules and Regulations**. Tenant shall observe and comply with the Rules and Regulations which are in effect on the date hereof, as set forth in the attached **Exhibit "D"**, and such reasonable amendments and additions thereto as Landlord may from time to time promulgate and enforce on a non-discriminatory basis. Landlord shall not be responsible to Tenant for the non-performance of said rules and regulations by any other tenants of the Project.

5.5 **Compliance with Environmental Laws**. Tenant shall comply with all Environmental Laws (as defined below) pertaining to Tenant's occupancy and use of the Premises and concerning the proper storage, handling and disposal of any Hazardous Material introduced to the Premises, the Building or the Project by Tenant or other occupants of the Premises, or any of their respective employees, servants, agents, contractors, customers or invitees (collectively, "**Responsible Parties**"). As used herein, "**Environmental Laws**" shall mean all Laws governing the use, storage, disposal or generation of any Hazardous Material, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and the Resource Conservation and Recovery Act of 1976, as amended, and "**Hazardous Material**" shall mean such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic under any Environmental Law; and explosives and firearms, radioactive material, asbestos, and polychlorinated biphenyls. Tenant shall not generate, store, handle or dispose of any Hazardous Material in, on, or about the Project without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, except that such consent shall not be required to the extent of Hazardous Material packaged and contained in office products for consumer use in general business offices in quantities for ordinary day-to-day use provided such use does not give rise to, or pose a risk of, exposure to or release of Hazardous Material. In the event that Tenant is notified of any investigation or violation of any Environmental Law arising from Tenant's activities at the Premises, Tenant shall immediately deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of Environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with Environmental Laws or the alleged presence of Hazardous Material upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant's expense. Landlord's inspection and testing rights are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed any responsibility to Tenant or any other party for compliance with Environmental Laws, as a result of the exercise, or non-exercise of such rights. Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, Landlord, the Building's property manager, the Lienholder (as defined below) and each of their respective officers, directors, members, managers, partners, affiliates, employees, agents and representatives (together with Landlord, collectively, the "**Indemnitees**") from any and all loss, claim, demand, action, expense, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to the presence of any Hazardous Material introduced to the Premises or the Project during the Lease Term (or any extension thereof) by Tenant or its Responsible Parties. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel chosen by Landlord, in Landlord's sole discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity. If any Hazardous Material is released, discharged or disposed of on or about the Project and such release, discharge or disposal is not caused by Tenant or its Responsible Parties, such release, discharge or disposal shall be deemed casualty damage under Article 12 to the extent that the Premises are affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article 12.

5.6 **ADA Compliance**. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively, the "**ADA**") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and/or the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial

facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant alterations in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.

6. OPERATING EXPENSES.

6.1 Tenant's Obligations. During each Expense Year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as additional rent hereunder Tenant's Share of Operating Expenses (as defined below). In no event shall the amount required to be paid by Tenant with respect to Operating Expenses for any Expense Year during the Lease Term be less than zero. For purposes hereof, "**Tenant's Share**" shall mean the percentage set forth in Section 10 of the Summary which was calculated by dividing the Rentable Area of the Premises set forth in Section 6.1 of the Summary, by the total Rentable Area within the Building set forth in Section 10 of the Summary. Landlord reserves the right, in its sole discretion, to increase or decrease from time to time the total Rentable Area of the Building based upon Landlord's standard Rentable Area measurement standards used for the Building as set forth in Section 1.2 of this Lease. In the event either the Rentable Area of the Premises and/or the total Rentable Area of the Building is changed, Tenant's Share shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, Tenant's Share for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share was in effect.

6.2 Definitions.

(a) Expense Year. "**Expense Year**" shall mean each calendar year during the Lease Term (or partial calendar year if the Lease Term commences or ends on other than the provided first (1st) or last day of a calendar year); provided, however, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Operating Expenses shall be equitably adjusted for any Expense Year involved in any such change.

(b) Operating Expenses. "**Operating Expenses**," for purposes hereof, are intended to be inclusive of all costs of operating and maintaining the Project, except estate, inheritance, net income, gift, corporate and excess profit taxes of Landlord, interest on and capital retirement of Landlord's mortgage loans, and costs charged by Landlord directly to specific tenants (including any utilities separately metered and charged to specific tenants). Landlord agrees to make reasonable efforts to minimize operating costs insofar as such efforts are not inconsistent with Landlord's intent to operate and maintain the Project in the first-class manner. Operating Expenses may include, but shall not be limited to, the following:

(i) "**Tax Expenses**," which, for purposes hereof, shall mean, collectively, any and all general and special taxes, assessments and impositions of every kind and nature whatsoever levied, assessed, or imposed upon, or with respect to the Project, any leasehold improvements, fixtures, installations, additions, and equipment, whether owned by Landlord or Tenant, or either because of or in connection with Landlord's ownership, leasing and operation of the Project, including, without limitation, real estate taxes, personal property taxes, sewer rents, water rents, general or special assessments, duties or levies charged or levied upon or assessed against the Project and related personal property, transit

taxes, all costs and expenses (including legal fees and court costs) charged for the protest or reduction of property taxes or assessments in connection with the Project, or any tax or excise on rent or any other tax (however described) on account of rental received for use and occupancy of any or all of the Project (except Landlord's net income taxes), whether any such taxes are imposed by the United States, the State of Colorado, the County of Broomfield, or any local governmental municipality, authority, or agency or any political subdivision of any thereof;

(ii) All costs and expenses to Landlord in maintaining fire and extended coverage insurance, property damage, liability and rent loss insurance and any other insurance maintained by Landlord covering the use and operation of the Project which is customary in comparable projects in the area or which is reasonably deemed prudent by Landlord;

(iii) All costs and expenses of repairing, operating and maintaining the heating, ventilating and air conditioning system for the Project, including the cost of all utilities required in the operation thereof, except those paid directly by tenants of the Project and including the cost of replacements of equipment used in connection with such repair and maintenance work and all costs and expenses incurred in making alterations or additions to the heating, ventilating and air conditioning system in order to comply with governmental rules, regulations and statutes;

(iv) The costs of capital improvements and structural repairs and replacements made in or to the Project in order to conform to changes subsequent to completion of the original construction of the Project in any applicable laws, ordinances, rules, regulations or orders of any governmental or quasi-governmental authority having jurisdiction over the Project (herein "**Required Capital Improvements**") and the costs of any capital improvements and structural repairs and replacements designed primarily to reduce Operating Expenses or to reduce the rate of increase in Operating Expenses (herein "**Cost Savings Improvements**"). The expenditures for Required Capital Improvements and Cost Savings Improvements shall be reimbursed to Landlord in equal installments over the useful life of such capital improvement or structural repair or replacement (as reasonably determined by Landlord) together with interest on the balance of the unreimbursed expenditure at a rate equal to the floating commercial loan rate announced from time to time by US Bank, a national banking association, or its successor, as its prime rate, plus two percent (2%) per annum (the "**Prime Rate**") which is in effect on the date the expenditure was incurred by Landlord; provided, however, the amount to be reimbursed for any Cost Savings Improvements shall be limited in any year to the estimated reduction or estimated savings in Operating Expenses as a result thereof;

(v) All costs and expenses incurred by Landlord in providing standard services and utilities to tenants of the Project, including office janitorial services, window washing and utilities not separately metered and not charged by Landlord directly to specific tenants; together with the cost of replacement of non-building standard electric light bulbs and fluorescent tubes and ballasts, which Landlord shall have the exclusive right to provide and install;

(vi) Professional building management fees, not to exceed 4% of gross rents;

(vii) All costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Project, including all sums expended in connection with the Common Areas for general maintenance and repairs, resurfacing, painting, restriping, cleaning, replacing wall and floor coverings, sweeping and janitorial services, window washing, maintenance and repair of elevators, stairways, sidewalks, curbs and Building and Project signs, sprinkler systems planting and landscaping, lighting and other utilities, maintenance and repair of any fire protection systems, automatic sprinkler systems, lighting systems, emergency back-up utility systems, storm drainage systems and any other utility systems, personnel to implement such services and to police the Common Areas, rental and/or depreciation of machinery and equipment used in such maintenance and services, police and fire protection services, trash removal services, all costs and expenses pertaining to snow and ice removal, security systems, utilities, premiums and other costs for workers' compensation insurance, wages,

withholding taxes, social security taxes, personal property taxes, fees for required licenses and permits, supplies, and charges for management of the Project. Costs and expenses incurred by Landlord in operating, managing, repairing and maintaining the Project which are incurred exclusively for the benefit of specific tenants of the Project will be billed accordingly and will not be included within the general Operating Expenses. If the Building, the Adjacent Buildings and/or other office buildings located in the Project are not 100% occupied during all or a portion of any calendar year, Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such buildings been 100% occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof; and

(c) Exclusions. Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not include the following (collectively, "**Exclusions**"):

(i) costs of items considered capital improvements, capital repairs, capital replacements, and/or capital equipment, all as determined in accordance with Landlord's standard real estate accounting practices, except as permitted in Sections 6.2(b)(iii) and 6.2(b)(iv), 6.2(b)(vii), and 6.2(b)(viii) above;

(ii) depreciation and amortization, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party where such depreciation and amortization would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard real estate accounting practices, consistently applied, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life as determined by Landlord in the manner described in Section 6.2(b)(iv) above, together with interest on the unamortized costs at the Prime Rate;

(iii) interest, points, fees and principal payments on any mortgages encumbering the Real Property, and other debt costs, if any, except as specifically included in Sections 6.2(b)(iv) and (b)(vii) above;

(iv) costs incurred by Landlord for the repair of damage to the Building or the Real Property, to the extent that Landlord is reimbursed by insurance proceeds;

(v) brokerage commissions, space planning costs, tenant improvement allowances, finders' fees and attorneys' fees incurred by Landlord in connection with leasing or attempting to lease space within the Real Property;

(vi) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for any tenants in the Real Property or incurred in renovating or otherwise improving, preparing, decorating, painting or redecorating vacant space for tenants or other occupants of the Real Property;

(vii) interest, penalties or other costs arising out of Landlord's failure to make timely payment of any of its obligations under this Lease, including, without limitation, Landlord's failure to make timely payment of any item that is included in Operating Expenses or Tax Expenses;

(viii) attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Real Property (including costs incurred due to violations by tenants of the terms and conditions of their leases), or any other attorneys' fees incurred in connection with the Real Property (including, without limitation, any financing, sale or syndication of the Real Property), except (A) as specifically enumerated as an

Operating Expense in this Lease, or (B) to the extent the expenditure of such attorneys' fees generally benefits the tenants of the Building;

(ix) costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Real Property to the extent the same exceeds typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis; and

(x) Costs of acquisition of sculptures, painting and other objects of art.

6.3 **Allocations**. The parties acknowledge that the Building is, or may in the future be a, part of a multi-building project, and that the costs and expenses incurred in connection with the Project (*i.e.*, the Operating Expenses) are determined annually for the Project as a whole but then allocated by Landlord among (i) the tenants of the Building, (ii) the tenants of the Adjacent Buildings and, (iii) if and when other buildings are constructed on the Real Property and are in operation, the tenants of such other buildings, for purposes of determining such tenants' shares of Operating Expenses. In making such allocation of Operating Expenses for purposes of determining Tenant's Share of Operating Expenses, Operating Expenses shall be allocated as follows: the portion of Operating Expenses allocated to the tenants of the Building shall consist of (A) all Operating Expenses attributable solely to the Building and (B) an equitable portion of the Operating Expenses attributable to the Project as a whole and not attributable solely to the Building or to any other buildings of the Project. Additionally, Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants and/or different buildings of the Project (the "**cost pools**"). Such cost pools may include, but shall not be limited to, the office space tenants and the retail space tenants of the Project or a building or buildings in the Project.

6.4 **Calculation and Payment of Operating Expenses**.

(a) *Statement of Estimated Operating Expenses*. Prior to that date which is thirty (30) days prior to the first day of a new Expense Year, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "**Estimate Statement**") which shall set forth Landlord's reasonable estimate (the "**Estimate**") of what the total amount of Operating Expenses for the new Expense Year shall be. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights under this Article 6. Tenant shall pay Tenant's Share of the Estimated Expenses (defined below) with installments of Base Rent in monthly installments of one-twelfth (1/12th) thereof on the first day of each calendar month during such year. "**Estimated Expenses**" for any particular year shall mean Landlord's estimate of Operating Expenses for a calendar year. If at any time Landlord determines that Operating Expenses are projected to vary from the then Estimated Expenses, Landlord may, by notice to Tenant, revise such Estimated Expenses, and Tenants monthly installments for the remainder of such year shall be adjusted so that by the end of such calendar year Tenant has paid to Landlord Tenant's Share of the revised Estimated Expenses for such year. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of Tenant's Share of the Estimated Expenses set forth in the previous Estimate Statement delivered by Landlord to Tenant.

(b) *Payment*. Landlord shall endeavor to give to Tenant on or before the first day of June following the end of each Expense Year, a statement (the "**Statement**") which shall state the Operating Expenses incurred or accrued for such preceding Expense Year ("**Actual Expenses**"), and the amount of the Estimated Expenses paid by Tenant for such preceding Expense Year and shall indicate the amount, if any, of the difference between the Actual Expenses and the Estimated Expenses (the "**Excess**") for such Expense Year. If an Excess is present, Tenant shall pay, within twenty (20) days after receipt of said Statement, the full amount of the Excess for such Expense Year. If any Statement reflects that Tenant has overpaid Tenant's Share of Operating Expenses for such Expense Year, Landlord shall credit Tenant's account for the next payment of Operating Expenses due until Tenant has received the full

benefit of such overpayment or if the Lease Term is in its last year, Landlord shall refund the amount of the overpayment to Tenant within twenty (20) days after Tenant's receipt of the Statement. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 6. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Operating Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 6.3.1 of this Lease. The provisions of this Section 6.3.2 shall survive the expiration or earlier termination of the Lease Term.

(c) *Audit*. Subject to the terms and conditions of this Section 6.4(c), Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Building is located and whose primary business is certified public accounting) shall have the right, within sixty (60) days after Tenant's receipt of the Statement, to examine and audit (each, an "**Audit**") Landlord's books and records with respect to the items in such Statements during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to the Statement within sixty (60) days after Landlord's delivery thereof, specifying the nature of the item in dispute and the reasons therefor, then the Statement shall be considered final and accepted by Tenant. Any amount due to Landlord as shown on the Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. Each Audit must be performed (a) at the location(s) where Landlord's books and records are maintained, (b) during normal business hours and (c) in a manner that will not unreasonably interfere with Landlord's business activities. Unless Landlord, in good faith, disputes the results of such Audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment of Operating Expenses for the Lease Year in question within thirty (30) days. Tenant agrees to pay the cost of any Audit; provided, however, that if the Audit reveals that Landlord's determination of the total Operating Expenses for the Building that was used as the basis of the relevant Statement was in error in Landlord's favor by more than five percent (5%), then Landlord agrees to pay the actual, out-of-pocket costs of such Audit incurred by Tenant (which costs must be determined on a reasonable hourly basis, and not a percentage or contingent fee basis). Notwithstanding anything in this Lease to the contrary, Tenant shall have no right to conduct an Audit if Landlord furnishes to Tenant an audit report for the Lease Year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). Tenant's rights under this Section 6.4(c) are subject to the following additional conditions:

(i) There is no uncured default by Tenant under this Lease then in existence;

(ii) Each Audit shall be prepared by an independent certified public accounting firm of recognized national or regional standing using Generally Accepted Auditing Standards;

(iii) Each Audit shall commence within sixty (60) days after Landlord makes Landlord's books and records available to Tenant's auditor and shall conclude within seventy-five (75) days after commencement;

(iv) Tenant and its accounting firm shall treat any Audit in a confidential manner and shall each execute a commercially reasonable confidentiality agreement for Landlord's benefit prior to commencing the Audit;

(v) The accounting firm's audit report shall, at no charge to Landlord, be submitted in draft form for Landlord's review and comment before the final approved audit report is delivered to Landlord, and any reasonable comments by Landlord shall be incorporated into the final audit report; and

(vi) At the conclusion of any Audit, Tenant and its employees, auditors and agents shall return all copies of supporting documentation made in connection with such Audit.

7. **UTILITIES AND SERVICES**.

7.1 **Standard Tenant Services**. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

(a) Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and, when requested by Tenant in advance in accordance with the Rules and Regulations, on Saturday during the period from 8:00 a.m. to 1:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the "**Holidays**").

(b) Landlord shall provide adequate electrical wiring and facilities and power for normal general office use for Building standard lighting and standard office equipment, as determined by Landlord. Tenant shall bear the cost of replacement of non-Building standard lamps, starters and ballasts for lighting fixtures within the Premises.

(c) Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

(d) Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

(e) Except when repairs or inspections are being made thereto, and subject to such rules and regulations as established by Landlord from time to time, Landlord shall provide nonexclusive automatic passenger elevator service for use by Tenant, its customers and employees at all times.

7.2 **Overstandard Tenant Use**. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 7.1 of this Lease. If such consent is given, Landlord shall have the right to install supplementary air conditioning units or other facilities in the Premises, including supplementary or additional metering devices, and the cost thereof, including the cost of installation, operation and maintenance, increased wear and tear on existing equipment and other similar charges, shall be paid by Tenant to Landlord upon billing by Landlord. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 7.1 of this Lease, or if Tenant's consumption of electricity shall exceed three (3) watts connected load per square foot of usable area of the Premises, calculated on an monthly basis for the hours described in Section 7.1(a) above, Tenant shall pay to Landlord, upon billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 7.1 of this Lease, Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use and Landlord shall supply such utilities to Tenant at such hourly cost

to Tenant as Landlord shall from time to time establish. Amounts payable by Tenant to Landlord for such use of additional utilities shall be deemed additional rent hereunder and shall be billed on a monthly basis.

7.3 **Separate Metering**. Notwithstanding the foregoing provisions of this Article 7 to the contrary, Landlord shall have the right to cause all electricity, water and/or other utilities to be separately metered for the Premises at Landlord's sole cost and expense, and Tenant shall pay for the cost of all such utilities so separately metered, or which are billed directly to Tenant, within ten (10) days after invoice, in which event Operating Expenses for each Expense Year shall be equitably reduced to exclude all such utilities provided to Tenant and other tenants in the Building.

7.4 **Additional Services**. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, non-Building standard lamp replacement, additional janitorial service, above-standard water, electrical or HVAC usage, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee equal to ten percent (10%) of the total cost of such additional services. Charges for any service for which Tenant is required to pay from time to time hereunder, shall be deemed additional rent hereunder and shall be billed on a monthly basis.

7.5 **Interruption of Services**. Landlord shall not be liable for any damage, loss or expense incurred by Tenant by reason of any interruption or failure of the utilities and services. Landlord may, with notice to Tenant, or without notice in case of emergency, cut off and discontinue utilities and service when such discontinuance is necessary in order to make repairs or alterations. No such action shall be construed as an eviction or disturbance of possession by Landlord or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding anything to the contrary contained herein, if (a) the Premises, or a material portion of the Premises, is made untenantable for a period in excess of five (5) consecutive business days as a result of an interruption of essential utility services, such as electricity, telephone/telecommunication service, fire protection or water, that is a direct result of Landlord's negligence or willful misconduct or is otherwise within Landlord's reasonable control and (b) Tenant is unable to, and does not, conduct its normal business operations in all or any material portion of the Premises as a result thereof, then Tenant shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the sixth (6th) consecutive business day of the service failure and ending on the day the service has been restored; provided, however, that *(i)* the foregoing conditional abatement of Rent shall not apply if the interruption of such utility service is a result of Tenant's negligence, willful misconduct or breach of this Lease and *(ii)* such abatement shall be in proportion to the portion of the Premises which Tenant is unable to use. In no event, however, shall Landlord be liable to Tenant for any loss or damage, direct or indirect, special or consequential, including loss of business, arising out of or in connection with the failure of any such utility services. The foregoing provisions regarding interruption of utility services shall not apply in case of damage to or destruction of the Premises, which shall be governed by Section 12 of this Lease.

8. MAINTENANCE, REPAIRS AND ALTERATIONS.

8.1 **Tenant's Repairs**. Subject to Landlord's repair obligations in Section 8.2 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term. In addition, Tenant shall, at Tenant's own expense but under the supervision and subject to the prior approval of Landlord, and within any reasonable period of time specified by Landlord, promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Project) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such

repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements and additions to the Premises or at the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord maybe required to do by governmental or quasi-governmental authority or court order or decree.

8.2 **Landlord's Repairs**. Anything contained in Section 8.1 above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, to the extent such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Project, Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases any right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

8.3 **Notification to Landlord**. Tenant agrees to promptly notify Landlord or its representative of any accidents or defects in the Building or Project of which Tenant becomes aware, including defects in pipes, electrical wiring and HVAC equipment. In addition, Tenant shall provide Landlord with prompt notification of any matter or condition which may cause injury or damage to the Building or the Project or any person or property therein.

8.4 **Condition Upon Expiration of Lease**. Upon the expiration of the Lease Term, or any sooner termination, Tenant shall remove all of its personal property including, without limitation, any wiring, cabling or conduit (including any cabling and wiring associated with the Wi-Fi Network, as defined in Section 9.2 below) installed above the ceiling, beneath the floors or in the Premises on or behalf of Tenant, and any alterations and improvements required to be removed pursuant to Section 9.3 below and surrender the Premises in good condition, ordinary wear and tear excepted. All wiring and cabling required to be removed pursuant to this Section 8.4 shall be removed to the point of demarcation located in the main telephone room on the first floor of the Building. Tenant shall repair, at its expense, any damage to the Premises occasioned by its removal of any article of personal property, trade fixtures, furnishings, signs, and improvements including but not limited to repairing the floor, patching holes and painting walls. In the event that Tenant shall fail to timely perform its obligations under this Section 8.4, Landlord may perform such obligations and may charge the costs incurred by Landlord in connection therewith to Tenant (together with an administration fee equal to ten percent (10%) of the total costs incurred by Landlord in undertaking such obligations), and Tenant shall reimburse Landlord for such costs within thirty (30) days after being billed for the same.

9. ALTERATIONS AND ADDITIONS.

9.1 **Landlord's Consent Required**. Tenant shall not make any alterations or additions to the Premises without first procuring Landlord's written consent, which consent shall not be unreasonably withheld. In no event, however, shall Tenant alter the exterior of the Premises or make any change or alteration which would impair the structural soundness of the Building. Upon obtaining such consent, Tenant shall cause the work to be done (a) promptly, (b) in accordance with all Laws, and (c) in a good and workmanlike manner, free of liens or defects, and with the use of good grades of materials. All work done and materials supplied shall be done or supplied only by contractors approved by Landlord, and Landlord shall have the right to grant such approval conditionally or to withdraw the same at any time.

Landlord's approval thereunder shall create no responsibility or liability on the part of Landlord for the completeness, design, sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities regarding the alterations. The construction of the initial Tenant Improvements for the Premises shall be governed by the provisions of **Rider 1** and not this Article 9. Notwithstanding anything in this Section 9.1 to the contrary, Landlord acknowledges and agrees that Tenant may, without Landlord's consent, undertake Minor Alterations (as defined below) to the Premises so long as all other requirements of this Section 9.1 are satisfied. As used herein, "**Minor Alterations**" shall mean alterations that (a) are interior or decorative in nature, including, without limitation, carpeting, painting of interior walls and hanging of artwork, (b) do not require a building permit (c) do not involve any of the structural elements of the Building, or any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, and fire and life safety systems and (d) do not, in any one calendar year, exceed an aggregate cost of $10,000.00.

9.2 **Wi-Fi Network**. Notwithstanding anything herein to the contrary, in the event Tenant desires to install a wireless intranet, internet or any data or communications network (collectively, "**Wi-Fi Network**") in the Premises for the use by Tenant and its employees, then, in addition to the other terms and conditions of this Article 9, the terms and conditions of this Section 9.2 shall apply. In the event Landlord consents to Tenant's installation of the Wi-Fi Network, Tenant shall, in accordance with Section 9.3 below, remove the Wi-Fi Network from the Premises prior to the expiration or earlier termination of this Lease. Tenant shall use the Wi-Fi Network so as not to cause any interference to other tenants in the Building or Project or with any other tenant's communication equipment, and not to damage the Building or Project or interfere with the normal operation of the Building or Project, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, Costs, damages, expenses and liabilities (including attorneys' fees) (collectively, the "**Claims**") arising out of Tenant's failure to comply with the provisions of this Section 9.2, except to the extent the Claims are caused by the gross negligence or willful misconduct of Landlord and are not insured or required to be insured by Tenant under this Lease. Should any interference occur, Tenant shall take all necessary steps as soon as reasonably possible, and no later than three (3) calendar days following such occurrence, to correct such interference. If such interference continues after such three (3) day period, Tenant shall immediately cease operating the Wi-Fi Network until such interference is corrected or remedied to Landlord's satisfaction. Tenant acknowledges that Landlord has granted and/or may grant telecommunication rights to other tenants and occupants of the Building or Project and to telecommunication set-vice providers, and in no event shall Landlord be liable to Tenant for any interference to the Wi-Fi Network. Landlord makes no representation that the Wi-Fi Network shall be able to receive or transmit communication signals without interference or disturbance. Tenant shall (i) promptly pay any tax, license or permit fees charged pursuant to any laws or regulations in connection with the installation, maintenance or use of the Wi-Fi Network and comply with all precautions and safeguards recommended by all governmental authorities, (ii) pay for all necessary repairs, replacements to or maintenance of the Wi-Fi Network, and (iii) be responsible for any modifications, additions or repairs to the Project, including without limitation, Building or Project systems or infrastructure, which are required by reason of the installation, operation or removal of Tenant's Wi-Fi Network. Should Landlord be required to retain professionals to research any interference issues that may arise and confirm Tenant's compliance with the terms of this Section 9.2, Tenant shall reimburse Landlord for the costs incurred by Landlord in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 9.2 within twenty (20) days after the date Landlord submits to Tenant an invoice for such costs, which costs shall not exceed One Thousand Dollars ($1,000.00 in the aggregate per year (the "**Reimbursement Cap**"); provided, however, that to the extent that it is determined that Tenant has failed to perform its obligations under this Section 9.2, the Reimbursement Cap shall not apply, and Tenant shall be responsible for reimbursing Landlord for all costs Landlord incurs in connection with Landlord's retention of such professionals, the research of such interference issues and confirmation of Tenant's compliance with the terms of this Section 9.2. This reimbursement

obligation is in addition to, and not in lieu of, any rights or remedies Landlord may have in the event of a breach or default by Tenant under this Lease.

9.3 **Surrender at End of Term**. Any alterations, additions and improvements made by Tenant on the Premises, excepting Tenant's trade fixtures but including any cabling and wiring associated with the Wi-Fi Network, shall at once when made become property of Landlord and remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term, unless prior to the expiration or earlier termination of the Lease Term Landlord provides written notice to Tenant to remove the same, in which case Tenant shall remove same (including any cabling and wiring associated with the Wi-Fi Network) on or before the expiration or earlier termination of the Lease Term and repair any damage resulting from such removal. If Tenant fails to complete such removal and/or to repair any damage caused by such removal of any alterations, additions and improvements made by Tenant on the Premises (including any cabling and wiring associated with the Wi-Fi Network), Landlord may do so and may charge the cost thereof to Tenant (together with an administration fee equal to ten percent (10%) of the total costs incurred by Landlord in undertaking such obligations), and Tenant shall reimburse Landlord for such costs within thirty (30) days after being billed for the same.

9.4 **Payment for Work**. All costs of any such work shall be paid promptly by Tenant so as to avoid the assertion of any mechanic's or materialman's lien. Tenant shall discharge, by bonding, payment or other means, any mechanic's lien filed against the Premises, the Building or the Project within thirty (30) days after the receipt of notice thereof, and shall promptly inform Landlord of any such notice. If the lien is not discharged within said thirty (30) day period, Landlord shall have the right, but not the obligation, to discharge said lien by payment, bonding or otherwise, and the costs and expenses to Landlord of obtaining such discharge shall be paid to Landlord by Tenant on demand as additional rent. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord a percentage of the cost of such work (such percentage, which shall vary depending upon whether or not Tenant orders the work directly from Landlord, to be established on a uniform basis for the Building) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work.

9.5 **Protection against Liens**. At least five (5) days prior to the commencement of any work on the Premises, Tenant shall notify Landlord of the names and addresses of the persons supplying labor and materials for the proposed work so Landlord may avail itself of the provisions of statutes such as Section 38-22-105 of the Colorado Revised Statutes. During the progress of any such work on the Premises, Landlord or its representatives shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by CRS Section 38-22-105 or to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Premises.

10. INSURANCE.

10.1 **Tenant's Compliance with Landlord's Fire and Casualty Insurance**. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.2 **Tenant's Insurance**. Tenant shall maintain the following coverages in the following amounts:

(a) Commercial General Liability Insurance with combined single limits of not less than $2,000,000 covering the insured against claims of bodily injury, personal injury and property

damage arising out of Tenant's operations, assumed liabilities or use of the Premises, and assumed contractual liability with respect to Tenant's obligations under Article 11 of this Lease.

(b) Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) all improvements, alterations and additions now existing or hereafter installed in or to the Premises, including any improvements, alterations or additions now or hereafter installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

(c) Workers' compensation insurance as required by law and employer's liability insurance with limits of at least $500,000 each occurrence.

(d) Loss-of-income, business interruption and extra-expense insurance in such amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of loss of access to the Premises or to the Building as a result of such perils.

(e) Tenant shall carry comprehensive automobile liability insurance having a combined single limit of not less than One Million Dollars ($1,000,000.00) per occurrence and insuring Tenant against liability for claims arising out of ownership, maintenance or use of any owned, hired or non-owned automobiles.

10.3 **Form of Policies**. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, Landlord's lenders, the lessors of a ground or underlying lease with respect to the Real Property and any other party Landlord so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease to the extent insurable by a commercially reasonably available Commercial General Liability Policy, including, but not limited to, Tenants obligations under Article 2 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the state in which the Real Property is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is noncontributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord; and (vii) with respect to the insurance required in Sections 10.2(a), 10.2(b), 10.2(d) and 10.2(e) above, have deductible amounts not exceeding the amounts carried by Tenant as of the Effective Date. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 16.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent within ten (10) days after delivery of bills therefor.

10.4 **Subrogation**. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or

damage is insurable under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord.

11. INDEMNITY.

11.1 Indemnification of Landlord. Tenant shall indemnify and hold the Indemnitees harmless from and against any and all losses, claims and damages arising from Tenant's use of the Premises or the conduct of its business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, and shall further indemnify and hold the Indemnitees harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any act or negligence of Tenant or any of its agents, contractors or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risks of damage to property or injury to persons in, upon or about the Premises.

11.2 Indemnification of Other Tenants. Tenant shall indemnify and save harmless all other tenants of the Building or Project from any loss or damage caused to the Building or Project owing to the leakage or escape of water, gas or other substances from any pipes, machinery or equipment installed by Tenant within the Building or Project. Such tenants shall be a third party beneficiary of this Section 11.2.

11.3 Limitation of Liability. Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its Responsible Parties, or any other person in or about the Premises caused by or resulting from fire, steam, electricity, gas or water, which may leak or flow from or into any part of the Premises, or from breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building or the Project. In no event shall either party be liable to the other for consequential damages, except in the event Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, in which event, Tenant shall be liable to Landlord for damages as set forth in this Lease.

12. DAMAGE, DESTRUCTION AND BUSINESS INTERRUPTION.

12.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas of the Building or Project serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 12, restore the structural components of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the structural components of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Project, or the lessor of a ground or underlying lease with respect to the Project, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired.

Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenants insurance required under Section 10.2 above pertaining to all tenant improvements and fixtures in the Premises (but not Tenants personal property), and Landlord shall repair any injury or damage to the tenant improvements installed in the Premises and shall return such tenant improvements to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenants insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlords repair of the damage. Notwithstanding anything to the contrary herein, in no event shall Landlord be obligated to repair or restore any specialized or dedicated equipment serving Tenant, such as any cabling, wiring, supplemental utility system, telephone system or Wi-Fi Network and Tenant shall not be obligated to pay Landlord or assign insurance proceeds applicable to the specialized or dedicated equipment not paid for by Landlord. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided however, that if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenants occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's employees, contractors, licensees, or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's proportionate share of Operating Expenses from the date of such occurrence and during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied and used by Tenant as a result thereof.

12.2 Landlord's Option to Repair. Notwithstanding the terms of Section 12.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, the Building and/or the Project and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after Landlord becomes aware of such damage, such notice to include a termination date giving Tenant up to ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building and/or Project shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Project or ground or underlying lessor with respect to the Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered by Landlord's insurance policies. In addition, in the event that the Premises, the Building or the Project is destroyed or damaged to any substantial extent during the last twenty-four (24) months of the Lease Term, then notwithstanding anything contained in this Article 12, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within sixty (60) days after Landlord becomes aware of such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon any such termination of the Lease pursuant to this Section 12.2, Tenant shall pay the Base Rent and additional rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

12.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 12, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or any other portion of the Project, and any statute or regulation of the state in which the Building is located, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any

other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or any other portion of the Project.

12.4 **Tenant's Responsibilities**. There shall be no abatement of rent (except as expressly provided above in Section 12.1) and no liability of Landlord by reason of any injury to or interference with Tenant's business or property arising from the making of any repairs, alterations or improvements in or to any portion of the Project, the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant understands Landlord will not carry insurance of any kind on Tenant's furniture, furnishings and other personal property, and Landlord shall not be obligated to repair any damage thereto or replace the same. All such property shall be kept, stored and maintained at the sole risk of Tenant.

13. TENANT'S TAXES.

13.1 **Personal Property**. Tenant shall pay, prior to delinquency, all taxes, assessments, license fees and public charges levied, assessed or imposed upon or measured by the value of Tenant's business operation, and/or the cost or value of any furniture, fixtures, equipment and other personal property at any time situated upon or in the Premises. Tenant shall cause all such personal property to be assessed and billed separately from the real property of Landlord.

13.2 **Other Taxes for Which Tenant Is Directly Responsible**. In addition, Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord, excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

(a) Said taxes are measured by or reasonably attributable to the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

(b) Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project (including the Building's and/or Project's parking facility);

(c) Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; or

(d) Said assessments are levied or assessed upon the Project or any part thereof or upon Landlord and/or by any governmental authority or entity, and relate to the construction, operation, management, use, alteration or repair of mass transit improvements.

13.3 **Increase in Taxes**. If at any time during the Lease Term any of Tenant's property is assessed as a part of the Premises, or if the assessed value of Landlord's property is increased by the inclusion therein of a value placed on Tenant's property or other improvements made by Tenant, Tenant shall pay to Landlord upon demand, as additional rent, the amount of any such additional taxes as may be levied against the Building, Real Property or Project by reason thereof.

14. COMMON AREAS.

14.1 **Definition**. The term "**Common Areas**" means all areas and facilities outside the Premises provided and designated for the common use and convenience of Tenant and other tenants of the Project, their respective officers, agents, employees, customers and invitees, Common Areas include, but are not limited to, corridors, lobbies, pedestrian sidewalks, stairways, landscaped areas, restrooms on multi-tenant floors, elevators and shipping and receiving areas of the Project.

14.2 Maintenance. Landlord agrees to maintain, operate and repair (or cause others to do so) all Common Areas and to keep same in clean and sightly condition during the Lease Term. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be at the discretion of Landlord and as to all such Common Areas Landlord shall have the right to adopt and promulgate reasonable rules and regulations from time to time generally applicable to tenants and occupants of the Project and their employees and business invitees, including the right to restrict employees of tenants and occupants from parking in areas, if any, designated exclusively for customers of the Project. For the purpose of maintenance and repair, or to avoid an involuntary taking, Landlord may temporarily close portions of the Common Areas, and such actions shall not be deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises.

14.3 Tenant's Rights and Obligations. Landlord grants to Tenant, during the Lease Term, the license to use, for the benefit of Tenant and its officers, agents, employees, customers and invitees, in common with others entitled to such use, the Common Areas as they from time to time exist, subject to the rights and privileges of Landlord herein reserved. Tenant shall not at any time interfere with the rights of Landlord and others entitled to use any part of the Common Areas, and shall not store, permanently or temporarily, any materials, supplies or equipment in the Common Areas.

14.4 Changes to Common Area. Landlord shall have the right at any time during the Lease Term to change, alter, remodel, reduce, expand or improve the Common Areas, elevators, drains, pipes, heating and air conditioning apparatus or any other part of the or Project, except the Premises, without compensation to Tenant. For such purposes, Landlord or its agents or employees may, if necessary, enter, pass through and work upon the Premises provided Landlord shall carry out such work diligently and reasonably If there is a change in the area of the Common Areas as a result of any of the foregoing, Landlord shall cause adjustments in the computation of Operating Expenses as shall be necessary to provide for any such changes.

15. ASSIGNMENT AND SUBLETTING.

15.1 Transfers. Except as expressly set forth in **Rider 1**, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, voluntarily or by operation of law, assign, sublet, encumber or transfer all or any part of Tenant's interest in this Lease or in the Premises or permit any part of the Premises to be used or occupied by any person other than Tenant, its employees, customers and others having lawful business with Tenant (all of the foregoing are hereinafter sometimes referred to collectively as "**Transfers**" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "**Transferee**"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "**Transfer Notice**") shall include: (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice; (ii) a description of the portion of the Premises to be transferred (the "**Subject Space**"); (iii) all of the terms of the proposed Transfer and the consideration thereof, including a calculation of the Profit Rental, as that term is defined in Section 15.4 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer; and (iv) current financial statements pertaining to the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Each time Tenant requests Landlords consent to a proposed Transfer, whether or not Landlord shall grant consent, within thirty (30) days after written request by Landlord, as additional rent hereunder, Tenant shall pay to Landlord Five Hundred Dollars ($500.00) for Landlords review and processing fees, and, in addition, Tenant shall reimburse Landlord for any reasonable legal fees incurred by Landlord in connection with Tenants proposed Transfer. Any attempted

Transfer made without Landlords prior consent shall be wholly void and shall constitute a breach of this Lease.

15.2 Landlord's Consent. Subject to Landlords rights in Section 15.3 below, Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

(a) The Transferee is of a character or reputation or engaged in business which is not consistent with the quality of the Building and/or the Project;

(b) The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

(c) The Transferee is either a governmental agency or instrumentality thereof;

(d) The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

(e) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

(f) The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Project a right to cancel its lease;

(g) The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right); or

(h) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (A) is negotiating with Landlord to lease apace in the Project at such time, or (B) has negotiated with Landlord during the nine (9) month period immediately preceding the Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 15.2 (and does not exercise any of its rights under Section 15.3 below), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 15.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (A) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 15.2, or (B) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 15 (including Landlord's right under Section 15.3 below).

15.3 Landlord's Right to Sublet or Assume. Landlord shall have the option to exclude from the Premises covered by this Lease ("**recapture**"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises and Tenant shall be relieved of all of Tenant's obligations under this Lease with regard to the recapture space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Base Rent and Tenant's Share of Operating Expenses shall be adjusted accordingly.

15.4 Limitation on Profit Rental. In the event Tenant enters into a Transfer, Tenant shall pay to Landlord fifty percent (50%) of the Profit Rental, if any, received from the Transferee, as it is received. "**Profit Rental**" shall be calculated by deducting from the amount received by Tenant from the Transferee on account of the Transfer, the sum of (i) the amounts payable to Landlord by Tenant pursuant to this Lease for the Subject Space which has been Transferred, (ii) the reasonable planning and improvement allowances provided by Tenant to the Transferee in connection with such Transfer, (iii) the reasonable attorneys' fees and brokerage commissions paid by Tenant in connection with such Transfer, (iv) rental abatement provided under the Transfer, and (v) all of Tenant's out-of-pocket expenses to alter the Premises in connection with the Transfer.

15.5 Continuing Obligations. No Transfer, even with Landlord's consent, shall relieve Tenant of its obligations to pay the Rent and to perform all of the other obligations to be performed by Tenant under this Lease, unless the subtenant or assignee is Landlord pursuant to Section 15.3. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subsequent Transfer, and Tenant shall offer to sublet or assign to Landlord pursuant to Section 15.3 prior to requesting consent for any subsequent Transfer.

15.6 Corporations and Partnerships. Except as expressly set forth in **Rider 1**, a sale by Tenant of all or substantially all of its assets shall constitute a Transfer for purposes of this Lease. Except as expressly set forth in **Rider 1** (if at all), if Tenant is a corporation or limited liability company, then any assignment or transfer of this Lease by merger, consolidation or liquidation, or any change in ownership of or power to vote of a majority of its outstanding voting stock or membership interests shall, in Landlord's reasonable discretion, constitute a Transfer for purposes of this Lease. Except as expressly set forth in **Rider 1** (if at all), if Tenant is a partnership, then any change in the identity of the general partners having an aggregate interest in the partnership exceeding fifty percent (50%) shall, in Landlord's reasonable discretion, constitute a Transfer for purposes of this Lease.

15.7 Assumption and Attornment. If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord.

16. TENANT'S DEFAULT.

16.1 Definition. The occurrence of any of the following shall constitutes default and breach of this Lease by Tenant:

(a) Any failure by Tenant to pay when due any Rent or any other monetary sums required to be paid thereunder.

(b) Any failure by Tenant to observe and perform any other provisions of this Lease to be observed or performed by Tenant within thirty (30) days after notice thereof has been provided to Tenant by Landlord, or if performance is not possible within said period, any failure of Tenant to commence performance within said period and to diligently prosecute such performance to completion.

(c) Intentionally creating or permitting to be created a nuisance which shall not be abated within five (5) days after written notice thereof from Landlord.

(d) If Tenant admits in writing that it cannot meet its obligations as they become due; or is declared insolvent according to any law; or assignment of Tenant's property is made for the benefit of creditors; or a receiver or trustee is appointed for Tenant or its property; or the interest of Tenant under this Lease is levied on under execution or other legal process; or any petition is filed by or against Tenant

to declare Tenant bankrupt or to delay, reduce or modify Tenant's debts or obligations; or any petition is filed or other action taken to reorganize or modify Tenant's capital structure, if Tenant is a corporation or other entity; any such levy, execution, legal process or petition filed against Tenant or Guarantor shall not constitute a breach of this Lease provided Tenant shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within sixty (60) days from the date of its creation, service or filing.

(e) The taking of this Lease or Tenant's interest therein under writ of execution.

16.2 **<u>Interest on Unpaid Sums</u>**. If any Rent, or any other monetary sum required to be paid thereunder by Tenant to Landlord, is not paid when due, such sum shall accrue interest from the date due until received at the rate (the "**<u>Interest Rate</u>**") which is the lower of (i) the highest rate permitted by applicable law or (ii) ten percent (10%) per annum.

16.3 **<u>Remedies</u>**. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, without limiting Landlord in the exercise of any other right or remedy which Landlord may have:

(a) Without terminating this Lease, reenter and attempt to relet or take possession pursuant to legal proceedings and remove all persons and property from the Premises. In such event, Landlord may, from time to time, make such alterations and repairs as may be necessary in order to relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental or rentals and upon such other terms and conditions as Landlord, in its sole discretion, may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorneys' fees; second, to the payment of any indebtedness other than Rent due thereunder from Tenant to Landlord; third, to the payment of Rent due and unpaid thereunder; and the residue, if any, shall be held by Landlord and applied to payment of future rent as the same may become due and payable thereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant thereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the Rent herein reserved, Actions to collect amounts due by Tenant to Landlord as provided in this <u>Section 16.3(a)</u> may be brought from time to time, on one or more occasions, without the necessity of Landlord's waiting until expiration of the Lease Term. No such reentry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach. No such alteration of locks or other security devices and no removal or other exercise of dominion by Landlord over Tenant's Property or others at the Premises shall be deemed unauthorized or constitute a conversion of the Premises or the property of Tenant therein or termination of the Lease, Tenant hereby consenting, after any Tenant default, to the aforesaid exercise of dominion over Tenant's property within the Premises. All claims for damages by reason of such reentry and/or repossession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress Warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any reentry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

(b) WITHOUT TERMINATING THIS LEASE, DEMAND THAT ALL RENT PAYABLE BY TENANT UNDER THIS LEASE FOR THE REMAINDER OF THE LEASE TERM BE ACCELERATED AND IMMEDIATELY DUE AND OWING WITHOUT DISCOUNT. TENANT FULLY UNDERSTANDS THIS PROVISION AND AGREES TO RENDER PAYMENT OF THE

AMOUNTS DESCRIBED IN THIS SECTION 16.3(b) IN FULL IF SO REQUESTED BY LANDLORD.

(c) Terminate this Lease and Tenant's right to possession, in which case Tenant shall immediately surrender possession. In addition to any other remedies which Landlord may have, it shall have the right to recover from Tenant: (i) the amount equal to any unpaid rent which has been earned at the time of such termination; (ii) as liquidated damages for loss of bargain, and not as a penalty, an amount equal to the excess, if any, of the aggregate amount of Rent and other charges which are Tenant's obligation to pay under this Lease for the remainder of the stated term over the aggregate of the then reasonable rental value of the Premises under a lease substantially similar to this Lease for the remainder of the stated term, all of which amounts shall be discounted to present value at the passbook savings rate of U.S. Bank, a national banking association, or its successor, then in effect and shall be immediately due and payable; and (iii) all other damages and expenses which Landlord has sustained because of Tenant's default, including reasonable attorneys' fees, the cost of recovering the Premises, brokerage commissions and advertising expenses incurred, and expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use and any special concessions made to obtain a new tenant.

(d) If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees, to pay Landlord, upon demand, all Costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action as additional rent.

(e) No receipt of money by Landlord from Tenant after the termination of this Lease as herein provided shall reinstate, continue or extend the Lease Term or operate as a waiver of the right of Landlord to enforce the payment of Rent or other money when due by Tenant, or operate as a waiver of the right of Landlord to recover possession of the Premises by proper remedy.

(f) In addition to any other remedies Landlord may have at law or equity and/or under this Lease, Tenant shall pay upon demand all Landlord's costs, charges and expenses, including fees of counsel, agents and others retained by Landlord, whether or not suit is filed, incurred in connection with the recovery under this Lease or for any other relief against Tenant.

(g) All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenants sole cost and expense and without any reduction of Rent. If Tenant shall fail to perform any of its obligations under this Lease, within a reasonable time after such performance is required by the terms of this Lease, Landlord may, but shall not be obligated to, after reasonable prior notice to Tenant, make any such payment or perform any such act on Tenants part without waiving its right based upon any default of Tenant and without releasing Tenant from any obligations hereunder.

(h) Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant's defaults pursuant to the provisions of this Article 16; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 16.3(h) shall survive the expiration or sooner termination of the Lease Term.

16.4 **Late Charges**. Tenant hereby acknowledges late payment by Tenant to Landlord of Rent and other sums due thereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when due, Tenant shall pay to Landlord a monthly late charge equal to seven percent (7%) of the overdue amount for such month. The parties hereby agree such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

17. LANDLORD'S DEFAULT.

17.1 **Notice to Landlord**. Landlord shall in no event be charged with default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or within such additional time as is reasonably required to correct any such default) after notice to Landlord by Tenant properly specifying wherein Landlord has failed to perform any such obligations.

17.2 **Notice to Lienholder**. Tenant shall, pursuant to Article 19 below, give notice to each Lienholder simultaneously with any notice given to Landlord to correct any default of Landlord as hereinabove provided. Any notice of default given Landlord shall be null and void unless simultaneous notice has been given to said Lienholder.

17.3 **Landlord's Exculpation**. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord (including any successor Landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord's partners nor their respective officers, agents directors or employees shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

18. CONDEMNATION.

18.1 **Effect of Taking**. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "**condemnation**"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five percent (25%) of the floor area of the Premises is taken by condemnation, Tenant may, at its option, terminate this Lease as of the date the condemning authority takes possession, by providing Landlord notice in writing of its intent to terminate not later than twenty (20) days after Landlord shall have notified Tenant of the taking. Failure of Tenant to so notify Landlord shall constitute Tenant's agreement to continue the Lease in full force and effect as to the balance of the Premises.

18.2 **Rent Reduction**. If the Lease is not fully terminated after any taking, then it shall remain in full force and effect as to the portion of the Premises remaining; provided the Rent payable thereunder shall be reduced on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. Landlord shall, at its expense, restore the remaining portion to a complete unit of like quality and character as existed prior to the condemnation.

18.3 **Awards**. All awards for the taking of any part of the Premises under the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee; provided, however, that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to

Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim is payable separately to Tenant.

19. SUBORDINATION; ESTOPPEL CERTIFICATES.

19.1 Subordination. Tenant covenants and agrees that this Lease is subject and subordinate to any mortgage, deed of trust, ground lease and/or security agreement which may now or hereafter encumber the Building, the Project, the Real Property, the Premises or any interest of Landlord therein and/or the contents of the Building and to any advances made on the security thereof and to any and all increases, renewals, modifications, consolidations, replacements and extensions thereof. This Article 19 shall be self operative and no further instrument of subordination need be required by any owner or holder of any such ground lease, mortgage, deed of trust or security agreement. In confirmation of such subordination, at Landlord's request, Tenant shall, within ten (10) days after Landlord's written request, execute and deliver any appropriate certificate or instrument that Landlord may request and Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. In the event of the enforcement by any ground lessor, mortgagee, or holder of any security agreement (each, a "**Successor Landlord**") of the remedies provided for by law or by such ground lease, mortgage, or security agreement, Tenant will automatically become the tenant of such Successor Landlord without any change in the terms or other provisions of the Lease; provided, however, that such Successor Landlord or successor in interest shall not be bound by (a) any payment of Rent for more than one (1) month in advance except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, (b) any amendment or modification of a term of this Lease, or any waiver of such term whereby such amendment or modification reduces Tenant's financial obligations under this Lease or shortens the Lease Term, made without the written consent of such Successor Landlord, (c) any offset right that Tenant may have against any former Landlord relating to any event or occurrence before the date of attornment, including any claim for damages of any kind whatsoever as the result of any breach by a former Landlord that occurred before the date of attornment; (d) any obligation (i) to pay Tenant any sum(s) that any former Landlord owed to Tenant unless such sums, if any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise; (ii) with respect to any security deposited with a former Landlord, unless such security was actually delivered to such Successor Landlord; or (iii) arising from representations and warranties related to a former Landlord; or (e) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between former Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of this Lease or consented to in writing by Successor Landlord. Upon request by such Successor Landlord, whether before or after the enforcement of its remedies, Tenant shall execute and deliver an instrument or instruments confirming and evidencing the attornment herein set forth, and Tenant hereby irrevocably appoints Landlord as Tenant's agent and attorney-in-fact for the purpose of executing, acknowledging and delivering any such instruments and certificates. This Lease is further subject to and subordinate to all matters of record. If Tenant and Landlord agree to amend or modify this Lease, and such amendment or modification would allow a Successor Landlord to not be bound by the same in accordance with this Section 19.1, Landlord shall obtain written consent from such Successor Landlord.

19.2 Mortgagee Protection Clause. Tenant will give the owners or holders of any ground lease, mortgage, deed of trust or security agreement (each, a "**Lienholder**"), by registered mail, a copy of any notice of default Tenant serves on Landlord, provided that Landlord or Lienholder previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of Lienholder. Tenant further agrees that if Landlord fails to cure such default within the time provided for in this Lease, then Tenant will provide written notice of such failure to Lienholder and Lienholder will have an additional thirty (30) days within which to cure the default. Lienholder shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lienholder agrees or undertakes otherwise in writing. If the default cannot be cured within the

additional thirty (30) day period, then Lienholder will have such additional time as may be necessary to effect the cure if, within the thirty (30) day period, Lienholder has commenced and is diligently pursuing the cure (including without limitation commencing foreclosure proceedings if necessary to effect the cure).

19.3 <u>Estoppel Certificate</u>. Tenant agrees periodically to furnish within fifteen (15) days after so requested by Landlord, any ground lessor or the holder of any mortgage or security agreement covering the Building, the Project, the Real Property, the Premises or any interest of Landlord therein, a certificate signed by Tenant certifying such matters with respect to this Lease and Tenant's occupancy of the Premises as may be reasonably required by such Landlord, ground lessor or holder. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, or mortgagee of the Building, the Project, the Real Property, the Premises or any part thereof or interest of Landlord therein. Tenant has the right to specify, in detail, any Landlord default under this Lease in said certificate. If Tenant fails to execute and deliver such statement within fifteen (15) days, then such failure shall be an event of default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $100.00 for each day that Tenant fails to deliver such statement and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such statement.

20. <u>QUIET ENJOYMENT</u>. Landlord agrees Tenant, upon paying Rent and other monetary sums due under this Lease and performing the covenants and conditions of this Lease, may quietly have, hold and enjoy the Premises during the Lease Term, subject, however, to the provisions herein referring to subordination and condemnation.

21. <u>FORCE MAJEURE</u>. Whenever either party shall be delayed or restricted in the performance of any obligation herein (including any obligation with respect to the provision of any service or utility or the performance of work or repairs but excluding Tenant's obligation to pay Rent hereunder) by reason of the delayed party's inability to obtain materials, services or labor required for such performance or by reason of any statute, law or regulation of a governmental entity, or by reason of any other cause beyond that party's control, the delayed party shall be entitled to extend the time for such performance by a time equal to the extent of the delay or restriction, and the other party shall not be entitled to compensation for any inconvenience, nuisance or discomfort occasioned thereby.

22. <u>GENERAL PROVISIONS</u>.

22.1 <u>Transfer of Landlord's Interest</u>. In the event of a sale or conveyance voluntarily or involuntarily by Landlord of Landlord's interest in the Premises, Landlord shall be relieved from and after the date of such transfer of all liability accruing thereafter on the part of Landlord; provided, any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the transferee.

22.2 <u>Captions</u>. Article, section and paragraph captions are for convenience only and are not a part of this Lease and shall not be used for interpretation or construction of this Lease.

22.3 <u>Time of Essence</u>. Time is of the essence hereof.

22.4 <u>Severability</u>. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

22.5 <u>Modifications for Mortgagee</u>. In the event any lending institution with whom Landlord has negotiated or shall hereafter negotiate for interim or permanent financing for the Project shall require a modification of this Lease as a condition to providing such financing, Landlord shall promptly provide written notice of the requirement to Tenant. If Tenant unreasonably fails or refuses to make such modification within thirty (30) days after such notice, this Lease may be terminated by Landlord at any

time prior to the Commencement Date; provided, however, Tenant shall not be required to make any modifications which materially alters its rights and responsibilities under this Lease.

22.6 Entire Agreement. This Lease, along with any exhibits or attachments hereto, constitutes the entire agreement between the parties relative to the Premises and there are no oral agreements or representations between the parties with respect to the subject matter hereof. This Lease supersedes and cancels all prior agreements and understandings with respect to the subject matter hereof. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

22.7 Recording. This Lease shall not be recorded and any recordation shall be a breach under this Lease.

22.8 Waiver. The waiver by Landlord of the breach of any provision herein shall not be deemed a waiver of such provision. Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

22.9 Intentionally Deleted.

22.10 Binding Effect; Choice of Law. Subject to any provisions hereof restricting assigning or subletting by Tenant and subject to the provisions for the transfer of Landlord's interest, this Lease shall bind the parties, their successors and assigns. This Lease shall be governed by the laws of the State of Colorado.

22.11 Holding Over. If Tenant remains in possession of all or any part of the Premises after the expiration of the Lease Term, with or without the consent of Landlord, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further term, on the same terms and conditions as provided herein, except only as to the term of this Lease; provided, however, during such period as a tenant from month-to-month, Tenant shall pay Base Rent at 150% of the rate payable for the month immediately preceding the date of termination of this Lease and, in addition, Tenant shall reimburse Landlord for all damages (consequential as well as direct) sustained by it by reason of Tenant's occupying the Premises past the termination date.

22.12 Entry by Landlord. Landlord and its agents shall have the right to enter the Premises upon twenty-four (24) hours advance notice to Tenant, except in the event of an emergency and provide janitorial services for the purpose of examining or inspecting the same, to supply any other services to be provided by Landlord or Tenant thereunder, to show the same to prospective purchasers of the Project and make such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Landlord may deem necessary or desirable, Tenant shall permit Landlord to show the Premises to prospective tenants during the last six (6) months of the Lease Term or any renewal thereof. If Tenant shall not be personally present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted thereunder, Landlord may enter by means of master key without liability to Tenant except for any failure to exercise due care for Tenants property, and without affecting this Lease. If, during the last month of the Lease Term, Tenant shall have removed substantially all of its property from the Premises, Landlord may, with Tenant's permission, immediately enter and alter, renovate and redecorate the Premises without elimination or abatement of rent or incurring liability to Tenant for any compensation.

22.13 Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the by-laws of said corporation, and this Lease is binding upon said corporation in accordance with its terms. Tenant hereby confirms that it is not in violation of any executive order or similar governmental regulation or law which prohibits terrorism or

transactions with suspected or confirmed terrorists or terrorist entities or with persons or organizations that are associated with, or that provide any form of support to, terrorists. Tenant further hereby confirms that Tenant shall comply throughout the Lease Term with all governmental laws, rules or regulations governing transactions or business dealings with any suspected or confirmed terrorists or terrorist entities, as identified from time to time by the U.S. Treasury Department's Office of Foreign Assets Control or any other applicable governmental entity.

22.14 Authorities for Actions and Notices. Except as herein otherwise provided, Landlord may act in any matter provided for herein by and through its building manager, or through any other person who may from time to time be designated by Landlord in writing. All notices or demands required or permitted to be given hereunder shall be in writing, and shall be deemed duly served upon (a) two days after being deposited in the United States Mail, with proper postage prepaid, certified or registered, return receipt requested, (b) hand delivery, (c) one day after being deposited with Federal Express, DHL Worldwide Express or another reliable overnight courier service, and addressed to Landlord at the address set forth in Section 3 of the Summary or Tenant, at the address set forth in Section 5 of the Summary, or at such other place as such party may designate from time to time.

22.15 Real Estate Broker. Tenant represents Tenant has dealt directly and only with the real estate brokers or agents specified in Section 11 of the Summary ("**Brokers**") in connection with this Lease, and insofar as Tenant knows, no other broker negotiated or participated in the negotiations of this Lease, or submitted or showed the Premises, or is entitled to any commission in connection herewith. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of Tenant's dealings with any real estate broker or agent other than the Broker(s).

22.16 Parking. Tenant shall have the right to use, free of parking charges, up to the number of unreserved parking spaces set forth in Section 12 of the Summary throughout the Lease Term and any extension hereunder in the Building's parking facility located adjacent to the Building. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the spaces are located and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. Landlord specifically reserves the right to change the size, configuration, design, layout, location and all other aspects of the Building's parking facilities and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Building's parking facilities or relocate Tenant's parking passes to other parking structures and/or surface parking areas within a reasonable distance of the Premises Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord Any parking tax or other charges imposed by governmental authorities in connection with the use of such parking shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord far all such taxes and/or charges within ten (10) days after Landlord's demand therefor.

22.17 Sign Rights. Landlord shall provide space on the Building directory on the ground floor lobby of the Building for a listing identifying Tenant's name and suite number. Landlord shall also install near the entry door to the Premises signage identifying Tenant's name. All such permitted signage shall use Building standard materials and lettering, and Tenant shall pay for the cost of the initial installation of such permitted signage and any changes thereto.

22.18 Patriot Act Compliance.

(a) Pursuant to United States Presidential Executive Order 13224 (the "**Executive Order**"), U.S. companies are required to ensure that they do not transact business with persons or entities determined to have committed, or to pose a risk of committing or supporting, terrorists acts and those identified on the list of Specifically Designated Nationals and Blocked Persons (the "**List**"), generated by the Office of Foreign Assets Control of the U.S. Department of Treasury. The names or aliases of these persons or entities (each, a "**Blocked Person**") are updated from time to time. Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Lease Term shall result in the delay of services contemplated by this Lease. If it is determined that Tenant, or any Tenant Principal, is a Blocked Person, this Lease shall be terminated.

(b) Tenant represents and warrants to Landlord that (a) neither Tenant nor any person or entity that directly owns ten percent (10%) or greater equity interest in Tenant or any of Tenant's officers, directors or managing members (each, a "**Tenant Principal**") is a person or entity (a "**Prohibited Person**") with whom U.S. persons or entities are restricted from doing business under regulations of the office of Foreign Assets Control ("**OFAC**") of the Department of the U.S. Treasury (including those named on the List) or under the Executive Order, or other governmental action and (ii) that throughout the Lease Term, Tenant shall comply with the Executive Order.

(c) The provisions of this Section 22.18 shall survive termination of this Lease.

22.19 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE. FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all Costs incurred in enforcing, perfecting and executing such judgment.

22.20 Counterparts. This Lease may be executed in two or more duplicate originals. Each duplicate original shall be deemed to be an original hereof.

22.21 Facsimile/.pdf signatures. This Lease may be executed by facsimile and/or .pdf signatures which shall be binding as originals on the parties hereto.

22.22 Submission; No Option. Submission of this Lease for examination or signature by Tenant does not constitute a commitment or option for Lease, and it is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed as of the Effective Date.

LANDLORD:

EL DORADO OFFICE 3, L.P.,
a Delaware limited partnership

By: Lowe Enterprises Real Estate Group,
a California corporation
its Authorized Agent

By: Mara Fabian

Name: Mara Fabian

Title: SVP

TENANT:

ENGLOBAL U.S., INC.,
a Texas corporation

By: William A. Coskey

Name: William A Coskey, PE

Title: Chief Executive Officer

ENGlobal
Legal
September 10, 2013
APPROVED

Signed Tami Walker
Tami Walker

EXHIBIT "A"

LEGAL DESCRIPTION

The following described property located in Broomfield County, Colorado:

Parcel I

Lot 2,
BLAIR SUBDIVISION FILING NO. 2,
City and County of Broomfield,
State of Colorado.

Parcel II:

A non-exclusive, perpetual easement for access, ingress and egress, described in Amended and Restated Reciprocal Access Easement Agreement recorded August 8, 2000, at Reception Number 2068105 (Boulder County records).

[The remainder of this page intentionally left blank]

EXHIBIT "B"

FLOOR PLAN OF PREMISES

See Attached



14,509 RBF

([illegible]) WORKSTATIONS
([illegible]) PRIVATE OFFICES
(3) CONFERENCE ROOMS
(1) BREAK ROOM
(2) COPY PRINT AREAS
(1) RECEPTION AREA
(1) SERVER ROOM
(1) STORAGE ROOM

IA | INTERIOR ARCHITECTS

Project Name: ELDORADO RIDGE 1
ENGLOBAL

Job Number: 161468.00

Refer To Drawing: NA
Issue: #3
Date: 07/18/2013
Scale: N.T.S.
Drawing: SP-1

1:00 PM 7/18/13 P:\DENVER\~BUSINESS DEVELOPMENT\STEPHANIE S\ENGLOBAL\ELDORADO RIDGE 3\165503.00-04 MODEL.DWG

EXHIBIT "C"

COMMENCEMENT DATE MEMORANDUM

EL DORADO OFFICE 3, **L.P.**, a Delaware limited partnership ("**Landlord**"), and ENGLOBAL U.S., INC., a Texas corporation ("**Tenant**"), have entered into a certain Office Lease dated as of [____________], 20[___] (the "**Lease**").

WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.3 of the Lease;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and contained in the Lease, Landlord and Tenant agree as follows:

1. Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.

2. Tenant commenced beneficial occupancy of the Premises (i.e. first received access to Premises for any purpose, including but not limited to constructing improvements or undertaking other Tenant Work, prior to the Commencement Date) on [____________________].

3. The Commencement Date (as defined in the Lease) of the Lease is [______________].

4. The Expiration Date (as defined in the Lease) of the Lease is [____________________].

5. Tenant hereby confirms the following:

   (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;

   (b) That Tenant has elected to defer the Substantial Completion of Landlord's Work until after Tenant has taken possession of and occupied the Premises, and, as a result, the Substantial Completion of Landlord's Work is not a condition to the triggering of the Commencement Date (or of any of Tenant's other obligations under the Lease);

   (c) That the Rentable Area of the Premises is [____________]; and

   (d) That the Lease is in full force and effect.

6. Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.

7. The Lease and this Commencement Date Memorandum contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Memorandum as of ______________ ___, 201__.

LANDLORD:

EL DORADO OFFICE 3, L.P.,
a Delaware limited partnership

By: Lowe Enterprises Real Estate Group,
a California corporation
its Authorized Agent

By: **[DRAFT – DO NOT SIGN]**

Name: ______________________________

Title: ______________________________

TENANT:

ENGLOBAL U.S., INC.,
a Texas corporation

By: **[DRAFT – DO NOT SIGN]**

Name: ______________________________

Title: ______________________________

EXHIBIT "D"

RULES AND REGULATIONS

1. The sidewalks, entries, passages, corridors, stairways, and elevators of the Building and/or Common Areas shall not be obstructed by Tenant, or Tenant's agents or employees, or used for any purpose other than ingress and egress to and from the Premises, it being understood and agreed that such access above the first floor may be obtained only via the elevators in the lobby of the Building.

2. Furniture, equipment, or supplies will be moved in or out of the Building for premises above the first floor only upon the elevator designated by Landlord and then only during such hours and in such manner as may be reasonably prescribed by Landlord. The Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant, and Tenant shall cause the movers to use only the loading facilities and elevator designated by Landlord. In the event Tenant's movers damage the elevator or any part of the Building, Tenant shall forthwith pay to Landlord the amount required to repair the damage.

3. No safe or article, the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or damage to the Building or the Building's equipment, shall be moved into the Premises. Safes and other equipment, the weight of which is not excessive, shall be moved into, from, or about the Building only during such hours and in such manner as shall be prescribed by Landlord, and Landlord shall have the right to designate the location of such articles in the Premises.

4. No sign, advertisement, or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall be first designated by Landlord in writing, but there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building. A directory in a conspicuous place, with names of tenants, not to exceed one name per 1,000 Rentable Square Feet of space contained in the respective premises, will be provided by Landlord. Any necessary revision in the directory will be made by Landlord at Tenant's expense within a reasonable time after notice from Tenant of the change making the revision necessary. No furniture shall be placed in front of the Building or in any lobby or corridor of the Building (whether included wholly within the Premises or otherwise), without the prior written consent of Landlord. Should Tenant fail to remove all non-permitted signs and furniture within 30 days following receipt of notice from Landlord regarding removal thereof, Landlord shall have the right to remove all non-permitted signs and furniture, without further notice to Tenant, at the expense of Tenant.

5. Tenant shall not do or permit anything to be done in the Premises or bring or keep anything therein which would in any way increase the rate of fire insurance on the Building or on personal property kept therein, constitute a nuisance or waste, obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fire or with any regulations of the fire department, fire insurance underwriters or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of the Department of Health of the City and County where the Building is located.

6. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning or taking care of the Premises without the prior written consent of Landlord. Landlord shall be in no way responsible to Tenant for any loss of property from the Premises, however occurring, or for any damage done to Tenant's furniture or equipment by the janitor or any of the janitor's staff, or by any other person or persons whomsoever. The janitor of the Building may at all times keep a passkey and other agents of Landlord shall at all times be allowed admittance to the Premises.

7. Water closets and other water fixtures shall not be used for any purpose other than that for which they are intended, and any damage resulting to them from misuse on the part of Tenant or Tenant's agents or employees shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.

8. No animals, other than those providing assistance to disabled individuals, shall be allowed in the offices, halls, corridors, and elevators in the Building. No person shall disturb the tenants of the Building or adjoining buildings or premises by the use of any radio, sound equipment, or musical instrument or by the making of loud or improper noises.

9. Bicycles or other vehicles, other than those providing assistance to disabled individuals, shall not be permitted in the offices, halls, corridors, and elevators in the Building nor shall any obstruction of sidewalks or entrances of the Building be permitted.

10. Tenant shall not allow anything to be placed on the outside of the Building nor shall anything be thrown by Tenant, Tenant's agents or employees out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts of shafts of the Building. Tenant, except in case of fire or other emergency, shall not open any outside window.

11. No additional lock or locks shall be placed by Tenant on any door in the Building unless written consent of Landlord shall first have been obtained. Two keys to the Premises and the toilet rooms, if locked by Landlord, will be furnished by Landlord, and neither Tenant nor Tenant's agents or employees shall have any duplicate keys made. Landlord shall supply Tenant with such additional keys as Tenant may require at Tenant's sole cost and expense. At the termination of this tenancy, Tenant shall promptly return to Landlord all keys to offices, toilet rooms or vaults.

12. No window shades, blinds, screens, draperies, or other window coverings will be attached or detached by Tenant without Landlord's prior written consent. Tenant agrees to abide by Landlord's rules with respect to maintaining uniform curtains, draperies, and linings or blinds at all windows and hallways.

13. If Tenant desires telegraphic, telephonic, or other electric connections as part of any Tenant Alterations, Landlord or Landlord's agents will direct the electricians as to where and how the wires may be introduced. Without such directions, no boring or cutting for wires will be permitted. Any such installation and connection shall be made at Tenant's expense.

14. Tenant shall not install or operate any steam or gas engine or boiler, or carry on any mechanical business in the Premises. The use of oil, gas, or inflammable liquids for heating, lighting, or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building.

15. Any painting or decorating as may be agreed to be done by and at the expense of Landlord shall be done during regular weekday working hours; should Tenant desire such work on Saturdays, Sundays, Legal Holidays, or outside of regular working hours, Tenant shall pay for the extra cost thereof.

16. Except for the hanging or installation of customary office décor or as otherwise permitted by Landlord, Tenant shall not mark upon, paint signs upon, cut, drill into, drive nails or screws into, or in any way deface the walls, ceilings, partitions, or floors of the Premises or of the Building, and any defacement, damage, or injury caused by Tenant, Tenant's agents or employees, shall be paid for by Tenant.

17. No smoking, of any kind, is permitted in any portion of the Premises.

18. During the term of this Lease, Tenant shall, at Tenant's expense, install and maintain under each and every caster chair a chair pad to protect the carpeting.

19. Landlord shall at all times have the right, by Landlord's officers or agents, to enter the Premises and show the same to persons wishing to lease them.

20. Tenant shall not allow anything to be placed on the outside of the Building, nor shall be thrown by Tenant out of the windows or doors or down the corridors, elevators shaft or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building.

21. Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Building. Tenant shall not grant any concessions, licenses or permission for the sale or taking order for food or services or merchandise on the Premises, nor install or permit the installation or use of any machinery or equipment for dispensing foods or foods or beverages in the Building, except beverage machines intended for the use only by Tenant's employees, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises, except for the warming of pre-prepared food by Tenant's employees in microwave ovens, without the approval by Landlord and in compliance with arrangements prescribed by Landlord. Only persons approved by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.

22. Tenant agrees that Landlord may amend, modify, delete, or add new and additional rules and regulations of the use and care of the Premises and the Building. Tenant agrees to comply with all such rules and regulations upon notice to Tenant from Landlord thereof. In the event of any breach of any of the rules and regulations herein set forth or any amendments, modifications, or additions thereto, Landlord shall have all remedies in this Lease provided for in the event of a default by Tenant.

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EXHIBIT "E"

TENANT WORK LETTER

THIS TENANT WORK LETTER (this "**Tenant Work Letter**") is attached to and a part of that certain Office Lease dated September 9, 2013 (the "**Lease**"), by and between EL DORADO OFFICE 3, L.P., a Delaware limited partnership ("**Landlord**"), and ENGLOBAL U.S., INC., a Texas corporation ("**Tenant**"). All references in this Tenant Work Letter to Sections of the "Tenant Work Letter" shall mean the relevant portions of Sections 1 through 5 of this Tenant Work Letter. Capitalized terms not otherwise defined in this Tenant Work Letter shall have the meanings given to such terms in the Lease.

SECTION 1
BASE BUILDING; LANDLORD WORK

1.1 **Base Building**. The "**Base Building**" means those portions of the Premises and the Building which were in existence prior to the construction of Tenant's Work.

1.2 **Landlord Work.** Landlord shall have no obligation for construction work or improvements on the Premises, and Landlord's contribution to the construction and improvements consists only of the delivery to Tenant of the Tenant Improvement Allowance in accordance with the terms and conditions of the Lease and this Tenant Work Letter.

SECTION 2
TENANT IMPROVEMENT ALLOWANCE ITEMS; DISBURSEMENT

2.1 **Tenant Improvement Allowance.** Landlord shall, subject to the terms and conditions of the Lease, Rider 1 and this Tenant Work Letter, provide the Tenant Improvement Allowance to be applied to the cost of Tenant's Work. Tenant shall be entitled to the Tenant Improvement Allowance to be used for Tenant Improvement Allowance Items (as defined below). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the sum of the Tenant Improvement Allowance.

2.2 **Disbursement of the Tenant Improvement Allowance.**

(a) Tenant Improvement Allowance Items. The Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "**Tenant Improvement Allowance Items**"):

(i) Payment of the fees of the "Architect", the "Engineers," and the "Project Manager," as those terms are defined in Section 3.1 of this Tenant Work Letter, including, without limitation, all space planning fees and other design costs actually paid by Tenant (as documented by invoices);

(ii) The payment of plan check, permit and license fees relating to construction of Tenant's Work;

(iii) The cost of construction of Tenant's Work, including, without limitation, testing and inspection costs, hoisting and trash removal costs, and contractors' fees and general conditions;

(iv) The cost of any changes in the Base Building when such changes are required by the Construction Drawings (as defined below), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

(v) The cost of any changes to the Construction Drawings or Tenant's Work required by all applicable Laws, including, without limitation, all applicable building codes;

(vi) The costs of Landlord's engineer and any other consultants retained by Landlord in connection with Landlord's review of the Design Documents and Constructions Drawings; provided, however, to the extent Tenant uses Landlord's engineer or any other of Landlord's consultants to draft said documents and drawings, Landlord shall not deduct the costs related to Landlord's review of the Design Document and Construction Drawings;

(vii) A fee to Landlord (the "**Construction Management Fee**") for its coordination and review of Tenant's Work in an amount equal to 2% of the hard cost of the construction of Tenant's Work;

(viii) Sales and use taxes;

(ix) Tenant's security system and data and phone cabling costs;

(x) The Moving Allowance (as defined under Rider 1); and

(xi) Up to \$3.00 per rentable square foot of any remaining balance of the Tenant Improvement Allowance as a credit towards Base Rent in accordance with Rider 1.

(b) Disbursement of the Tenant Improvement Allowance.

(i) Monthly Disbursements. During the construction of Tenant's Work, Landlord shall make periodic disbursements of the Tenant Improvement Allowance and Moving Allowance (less a ten percent (10%) retainage, herein the "**Retainage**") for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant in accordance with the terms and conditions of this Section 2.2(c); provided, however, in no event shall Landlord be required to make disbursements more than once monthly. From time to time as Tenant receives draw requests from the Contractor (as defined below) during the construction of Tenant's Work, or as invoices for other Tenant Improvement Allowance Items from other of Tenant's Construction Agents (as defined below) for work actually done, Tenant shall deliver to Landlord, as a condition to the disbursement of all or any portion of the Tenant Improvement Allowance: (1) an executed request for payment of the Contractor, in a form reasonably acceptable to Landlord, detailing the portion of the work completed; (2) invoices from all of Tenant's Construction Agents for labor rendered and materials delivered to the Premises; (3) executed unconditional partial mechanic's lien waivers and releases (conforming to the requirements of applicable Law) from all of Tenant's Construction Agents; and (4) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed, as between Landlord and Tenant, Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. Not more than thirty (30) days thereafter, Landlord shall deliver a check payable to Tenant, the Contractor or such other of Tenant's Construction Agents (as directed by Tenant in Tenant's disbursement request) in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2(c)(i), or (B) the balance of any remaining available portion of the Tenant Improvement Allowance (net of Retainage); provided, however, as a condition to the final disbursement of the remaining balance of the Tenant Improvement Allowance, including any Retainage (the "**Final Disbursement**"), Tenant shall deliver to Landlord, in addition to all other items set forth in this Section 2.2(c)(i), (y) an executed unconditional final mechanic's lien waiver and release (conforming to the requirements of applicable Law) from all of Tenant's Construction Agents and (z) a certificate from the Architect, in form and substance satisfactory to Landlord's lender, certifying that, as of the date of the certificate, Tenant's Work has been completed in accordance with the Approved Working Drawings (as defined below). Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

(ii) Limitations. Landlord's disbursement of the Tenant Improvement Allowance is subject to the limitations set forth in ***Section 24*** of ***Rider 1*** attached to the Lease.

SECTION 3
CONSTRUCTION DRAWINGS

3.1 **Selection of Architect/Construction Drawings.** Tenant shall retain the architect/space planner designated by Tenant (the "**Architect**") to prepare the Construction Drawings; provided, however, the Architect shall be reasonably satisfactory to Landlord and shall be licensed by the State of Colorado. Tenant shall retain the engineering consultants designated by Tenant (the "**Engineers**") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises, which work is not part of the Base Building; provided, however, the Engineers shall be reasonably satisfactory to Landlord and shall be licensed by the State of Colorado; provided, further, however, that Landlord may retain, as an Tenant Improvement Allowance Item, its own engineer to review the Construction Drawings and consult with the Engineers regarding the same. Tenant may retain a project manager to oversee Tenant's Work (the "**Project Manager**"). The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "**Construction Drawings**." All Construction Drawings shall be subject to Landlord's reasonable approval. Landlord shall advise Tenant, in writing, within five (5) business days after Landlord's receipt of the Construction Drawings if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items). Landlord's failure to respond within the said 5-business day period shall be deemed as Landlord's approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same for quality, design, compliance with Laws or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings, and Tenant's waiver and indemnity set forth in the Lease shall specifically apply to the Construction Drawings.

3.2 **Final Working Drawings.** Tenant shall supply the Architects and Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, HVAC requirements, electrical requirements and special electrical receptacle requirements for the Premises, to enable the Engineers and the Architect to complete the Final Working Drawings (as defined below) in the manner as set forth below. Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for Tenant's Work and Architect shall compile a fully-coordinated set of architectural, structural (if required), mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "**Final Working Drawings**") and shall submit the same to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall supply Landlord with two (2) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant, in writing, within five (5) business days after Landlord's receipt of the Final Working Drawings for Tenant's Work if the same is unsatisfactory or incomplete in any respect (and specify in such written notice the unsatisfactory items). Landlord's failure to respond within the said 5-business day period shall be deemed as Landlord's approval. If Tenant is so advised, Tenant shall immediately revise the Final Working Drawings in accordance with such review and any disapproval of Landlord in connection therewith.

3.3 **Approved Working Drawings.** The Final Working Drawings with the changes required by Landlord pursuant to Section 3.2 above, if any, shall be approved by Landlord within five (5) business days after the date Tenant delivers the revised Final Working Drawings to Landlord prior to the

commencement of construction of Tenant's Work (the "**Approved Working Drawings**"). Landlord's failure to respond within the said 10-business day period shall be deemed as Landlord's approval. Upon receipt by Tenant of the Approved Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that obtaining the same shall be Tenant's sole responsibility; provided, however, that Landlord shall cooperate, at no cost to Landlord, with Tenant in executing permit applications and performing other ministerial acts necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

SECTION 4
CONSTRUCTION OF TENANT'S WORK

4.1 Tenant's Selection of Contractors.

(a) *The Contractor.* A general contractor shall be retained by Tenant to construct Tenant's Work. Such general contractor ("**Contractor**") shall be ***(i)*** subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, ***(ii)*** licensed in the State of Colorado and ***(iii)*** bonded and insured in accordance with the provisions of this Tenant Work Letter. Tenant agrees to use commercially reasonable efforts to obtain or cause to be obtained a "no lien" contract from the Contractor.

(b) *Tenant's Construction Agents.* Upon Landlord's written request, Tenant will request the Contractor to give Landlord a list of all subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, together with the Contractor, the Architect, the Engineers and the Project Manager, and Tenant's data, phone cabling, security, furniture and moving vendors, collectively, "**Tenant's Construction Agents**").

4.2 Construction of Tenant's Work by Tenant's Construction Agents.

(a) *Conditions for Tenant's Construction Agents and Tenant's Work.* Tenant and Tenant's Construction Agents' construction of Tenant's Work shall comply with the following: ***(i)*** Tenant's Work shall be constructed in accordance with the Approved Working Drawings and all Laws; and ***(ii)*** Tenant and Tenant's Construction Agents shall abide by all reasonable rules made by Landlord's property manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other lessees, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of Tenant's Work.

(b) *Indemnity.* Tenant agrees to indemnify, protect, defend and hold the Indemnitees harmless from and against any and all actions, claims, demands, liability, costs and expenses, including reasonable attorneys' fees and expenses for the defense thereof (collectively, "**Claims**"), arising from or in any way related to ***(i)*** Tenant's Work, ***(ii)*** any negligence or willful misconduct of Tenant or Tenant's Construction Agents, or anyone directly or indirectly employed by any of them, ***(iii)*** Tenant's non-payment of any amount arising out of Tenant's Work and/or ***(iv)*** Tenant's disapproval of all or any portion of any request for payment from Tenant's Construction Agents. Such indemnity by Tenant shall also apply with respect to any and all Claims related in any way to Landlord's performance of any ministerial acts reasonably necessary (A) to permit Tenant to complete Tenant's Work and (B) to enable Tenant to obtain any building permit or certificate of occupancy for all or any portion of the Premises.

(c) *Requirements of Tenant's Construction Agents.* Each of Tenant's Construction Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of Tenant's Work for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Construction Agents shall be responsible

for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the completion of the work performed by such contractor or subcontractors. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of Tenant's Work, and/or the Building and/or the Common Areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant's Work shall be contained in the contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(d) *Insurance Requirements*.

(i) ***General Coverages***. Tenant shall require of Contractor that all of Tenant's Construction Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(ii) ***Special Coverages***. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of Tenant's Work, it being understood and agreed that Tenant's Work shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Construction Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $1,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(iii) ***General Terms***. Certificates for all insurance carried pursuant to this Section 4.2(d) shall be delivered to Landlord before the commencement of construction of Tenant's Work and before Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. All policies carried under this Section 4.2(d) shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Construction Agents. All insurance, except Workers' Compensation, maintained by Tenant's Construction Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder.

(iv) ***Governmental Compliance***. Tenant's Work shall comply in all respects with the following: (A) the applicable building code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (B) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (C) building material manufacturer's specifications.

SECTION 5
GENERAL PROVISIONS

5.1 **Tenant Representative.** Tenant has designated Andrea Smith of CBRE, Inc. as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter, until further written notice to Landlord.

5.2 Landlord's Representative. Landlord has designated Suzanne Sperry as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

5.3 "As-Built" Drawings and Specifications. A CADD-DXF diskette file and a set of mylar reproducibles of all "as-built" drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by all of Tenant's Construction Agents shall be delivered by Tenant to Landlord, at Tenant's expense, within thirty (30) days after the completion of Tenant's Work.

5.4 Force and Effect. The terms and conditions of this Tenant Work Letter supplement the Lease and shall be construed to be a part of the Lease and are incorporated in the Lease. Without limiting the generality of the foregoing, any default by any party hereunder shall have the same force and effect as a default under the Lease. Should any inconsistency arise between this Tenant Work Letter and the Lease as to the specific matters which are the subject of this Tenant Work Letter, the terms and conditions of this Tenant Work Letter shall control.

RIDER 1

ADDITIONAL PROVISIONS

THIS RIDER 1 TO LEASE (this "**Rider 1**") is attached to and made a part of that certain Office Lease dated as of September 9, 2013 (the "**Lease**"), by and between EL DORADO OFFICE 3, L.P., a Delaware limited partnership ("**Landlord**") and ENGLOBAL U.S., INC., a Texas corporation ("**Tenant**"), for the Premises described in the Lease.

23. RIDER 1. Capitalized terms used in this Rider 1 shall have the meanings set forth in the Lease, except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider 1 forms a part of the Lease. Should any inconsistency arise between this Rider 1 and any other provision of the Lease as to the specific matters which are the subject of this Rider 1, the terms and conditions of this Rider 1 shall control. All of the rights, options and concessions set forth in this Rider 1, if any, are personal to the Tenant first named above ("**Original Tenant**"), and may only be exercised and/or utilized by Original Tenant (and not any assignee, sublessee or other transferee of Original Tenant's interest in the Lease). All references to "Tenant" in this Rider 1 shall mean Original Tenant only. Time is of the essence of this **Rider 1**.

24. TENANT ALLOWANCE; TENANT FINISH WORK.

24.1 **The Tenant Improvement Allowance**. Landlord shall, subject to the terms and conditions of this Lease and the Tenant Work Letter attached hereto as **Exhibit "F"** (the "**Work Letter**"), provide Tenant with an improvement allowance (the "**Tenant Improvement Allowance**") not to exceed $435,270.00 (based on $30.00 per rentable square foot of the Premises, for purpose of contributing towards the costs of the design, engineering, permitting and construction of real property improvements in the Premises (including Tenant's actual third-party project management costs), the costs of Tenant's data and phone cabling which is to be used exclusively within, or which exclusively services the Premises and Tenant's costs of installing security systems and equipment within the Premises. Tenant shall have the right to apply an amount up to $43,527.00 (based on $3.00 per rentable square foot of the Premises) of the Tenant Improvement Allowance as a credit towards Base Rent due during the calendar year 2014.

24.2 **The Moving Allowance**. In addition to the items set forth in Section 24.1 above, Tenant shall, subject to the terms and conditions of this Lease, have the right to use up to $217,635.00 (based on $15.00 per rentable square foot of the Premises) of the Tenant Improvement Allowance for the purpose of reimbursing or crediting Tenant for the following: *(a)* Tenant's actual, documented costs and expenses of purchasing and installing Tenant's furniture, fixtures and equipment which is to be used exclusively within, or which exclusively services, the Premises during the Lease Term; *(b)* Tenant's actual, documented costs and moving expenses incurred in connection with moving into the Premises. Landlord shall disburse payment of the moving allowance in accordance with Section 2.2(b)(i) of the Work Letter.

24.3 **Tenant's Work**. Tenant shall perform all work required to complete the Premises to a finished condition ready to open for Tenant's business (collectively, "**Tenant's Work**"). Tenant's Work shall be performed in accordance with the Work Letter. Tenant shall cause Tenant's Work to be designed, engineered and constructed in a good and workmanlike manner, free of any defects, liens or other encumbrances, and in accordance with the terms and conditions of the Lease, the Work Letter and all applicable Laws. Tenant shall be responsible for any costs in excess of the Tenant Improvement Allowance (collectively, "**Excess Costs**").

24.4 **Deadline for Use**. Notwithstanding anything in this Lease or the Work Letter to the contrary, Tenant shall cause the Tenant Improvement Allowance to be used on or before December 31, 2014 (the "**Deadline for Use**"). If Tenant fails to cause the Tenant Improvement Allowance to be utilized

on or before the Deadline for Use, Landlord shall have no obligation to provide any remaining portion of the Tenant Improvement Allowance to Tenant.

24.5 Limitations. Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to provide or disburse all or any portion of the Tenant Improvement Allowance so long as a default is continuing under this Lease.

25. RENT CONCESSIONS.

25.1 Abated Rent Period. Tenant's obligation to pay Base Rent and for the Premises shall be abated during the first four (4) months of the Lease Term, commencing as of the Commencement Date and ending on and including the date that is four (4) months after the Commencement Date (the "**Abated Rent Period**"). Such abatement shall apply to Base Rent payable under the Lease during the Abated Rent Period. Base Rent for any calendar month in which the Abated Rent Period expires shall be prorated based upon a thirty (30) day month, and all such Base Rent shall be due and payable for the actual days that elapse during the remainder of the month in which the Abated Rent Period expires. The abatement of Base Rent set forth in this **Rider 1** is expressly conditioned on Tenant's performance of all of its obligations and responsibilities under the Lease throughout the Lease Term, and the amount of the abated Base Rent is based in part on the amount of Base Rent due under the Lease for the Lease Term. Accordingly, if Tenant breaches the Lease at any time during the Lease Term and such breach is not cured within the applicable cure period, then the amount of Rent which would otherwise have been due and payable during the Abated Rent Period (based upon the monthly Rent due during the month immediately following the Abated Rent Period) shall immediately become due and payable by Tenant as additional rent. The payment by Tenant of all abated Rent shall not limit or affect any of Landlord's other rights and remedies under the Lease, or at law or in equity.

25.2 Controllable Operating Expenses.

(a) **Controllable Operating Expenses**. "**Controllable Operating Expenses**" shall mean all Operating Expenses, excluding expenses relating to (i) utilities, (ii) insurance, (iii) professional building management fees, (iv) snow, ice and debris removal, (v) real estate taxes, (vi) other weather-related costs (including extraordinary landscaping maintenance costs resulting from infestation, storms, drought and other severe weather); and (vii) costs to comply with changes in Laws.

(b) **Cap On Controllable Operating Expenses**. Notwithstanding anything in the Lease to the contrary, in no event shall Controllable Operating Expenses for any Lease Year during the Lease Term increase by more than five percent (5%) in excess of Controllable Operating Expenses for the immediately preceding Lease Year, on a non-cumulative basis.

26. PERMITTED TRANSFER.

26.1 Permitted Transfer. Notwithstanding anything in *Article 15* of the Lease to the contrary, and provided there is no uncured default under the Lease, Tenant shall have the right, without the prior written consent of Landlord, to (a) assign the Lease to an Affiliate (as defined below), to an entity created by merger, reorganization or recapitalization of or with Tenant, or to a purchaser of all or substantially all of Tenant's assets or (b) sublease the Premises or any part thereof to an Affiliate (each, a "**Permitted Transfer**"); provided, however, that (i) such Permitted Transfer is for a valid business purpose and not to avoid any obligations under the Lease, (ii) the assignee is a reputable entity of good character and shall have, immediately after giving effect to such assignment, an aggregate net worth (computed in accordance with GAAP) at least equal to the aggregate net worth (as so computed) of Tenant immediately prior to such assignment or on the Effective Date, whichever is greater, (iii) no later than fifteen (15) days prior to the effective date of the Permitted Transfer, Tenant shall give notice to Landlord which notice shall include the full name and address of the assignee or subtenant, and a copy of all agreements executed between Tenant and the assignee or subtenant with respect to the Premises or part thereof, as may be the case, (iv) no later than fifteen (15) days after the effective date of the Permitted

Transfer, the assignee or sublessee shall provide the documentation required pursuant to *Section 15.7* of the Lease, and (v) within ten (10) days after Landlord's written request, provide such reasonable documents or information which Landlord reasonably requests for the purpose of substantiating whether or not the Permitted Transfer is to an Affiliate or is otherwise in accordance with the terms and conditions of this **Rider 1**. Tenant shall not have the right to perform a Permitted Transfer, if, as of the date of the effective date of the Permitted Transfer, a default is then continuing.

26.2 **Definitions**. In addition to the terms elsewhere defined in the Lease, the following terms shall have the following meanings with respect to the provisions of the Lease:

(a) "**Affiliate**" shall mean any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant.

(b) "**control**" means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person.

(c) "**Person**" means an individual, partnership, trust, corporation, firm or other entity.

26.3 **No Recapture or Excess Rent Rights**. Landlord acknowledges and agrees that the terms and conditions of *Sections 15.3* and *15.4* shall not apply to any Permitted Transfer.

27. OPTION TO RENEW.

27.1 **Grant of Option**. Subject to the terms and conditions of this **Rider 1**, Tenant shall have two (2) options to renew the Lease for an additional period of five (5) years each (the "**Renewal Terms**"). There shall be no additional renewal terms beyond the Renewal Terms set forth herein. Tenant must exercise its option to extend the Lease by giving Landlord written notice (the "**Option Exercise Notice**") of its election to do so no later than nine (9) months, and no earlier than twelve (12) months, prior to the expiration of the then-current Lease Term. If Tenant fails to timely deliver the Option Exercise Notice in strict accordance with this **Rider 1** and the notice provisions of the Lease, then Tenant shall be deemed to have waived its extension rights, as aforesaid, and Tenant shall have no further right to renew the Lease.

27.2 **Terms and Conditions of Option**. The Renewal Term shall be on all the terms and conditions of the Lease, except that Base Rent shall be increased (but not decreased) to Market Rent (as defined below). Notwithstanding anything to the contrary herein, in no event shall the foregoing sentence result in a Base Rent reduction.

27.3 **Market Rent; "Baseball" Arbitration**. "**Market Rent**" means (a) the annual amount per square foot (exclusive of Operating Expenses) that a willing tenant would pay and a willing landlord would accept in arm's length bona fide negotiations for a renewal lease (with similar length of term) of premises for comparable space in Broomfield, Colorado, and upon comparable lease transactions plus (b) the Operating Expenses, per square foot, for the first year of the Renewal Term, as reasonably estimated by Landlord. Within thirty (30) days following Landlord's receipt of the Option Exercise Notice, Landlord shall initially deliver to Tenant a designation of Market Rent ("**Landlord's Market Rent Designation**") and Landlord shall furnish data in support of such designation. Tenant shall have ten (10) days ("**Tenant's Review Period**") after receipt of Landlord's Market Rent Designation within which to accept such rental or to object thereto in writing. In the event Tenant fails to accept in writing Landlord's Market Rent Designation, Tenant shall be deemed to have objected, and Landlord and Tenant shall attempt to agree upon such Market Rent using their good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's Review Period ("**Outside Agreement Date**"), then each party shall place in a separate sealed envelope their final proposal as to Market Rent

and such determination shall be submitted to "baseball" arbitration in accordance with subsections (b) through (f) below.

(a) In the event that Landlord fails to timely generate the initial written notice of Landlord's Market Rent Designation which triggers the negotiation period of this Section 3.3, then Tenant may commence such negotiations by providing the initial Market Rent notice, in which event Landlord shall have fifteen (15) days ("**Landlord's Review Period**") after receipt of Tenant's notice of the proposed Market Rent within which to accept such proposal. In the event Landlord fails to accept in writing such Market Rent proposed by Tenant, then such proposal shall be deemed rejected, and Landlord and Tenant shall attempt in good faith to agree upon Market Rent using good faith efforts. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Landlord's Review Period (which shall be, in such event, the "**Outside Agreement Date**" in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to the Market Rent and such determination shall be submitted to arbitration in accordance with subsections (b) through (f) below.

(b) Landlord and Tenant shall meet with each other within five (5) business days after the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the Market Rent within one (1) business day after the exchange and opening of envelopes, then, within ten (10) days after the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the 10-year period ending on the date of such appointment in the leasing of office projects in the Broomfield market in which the Building is located. Neither Landlord nor Tenant shall consult with such arbitrator as to his or her opinion as to Market Rent prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Market Rent is the closest to the actual Market Rent as determined by the arbitrator, taking into account the requirements of this Section 3.3, including, without limitation, the definition of Market Rent as set forth above. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator, with a copy to the other party, within five (5) business days after the appointment of the arbitrator any market data and additional information that such party deems relevant to the determination of the Market Rent ("**MR Data**") and the other party may submit a reply in writing within five (5) business days after receipt of such MR Data.

(c) The arbitrator shall, within thirty (30) days after his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Market Rent, and shall notify Landlord and Tenant of such determination.

(d) The decision of the arbitrator shall be binding upon Landlord and Tenant.

(e) If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Denver County District Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(f) The cost of arbitration shall be paid by Landlord and Tenant equally.

27.4 Limitations; Termination of Option to Renew. Tenant shall not have the right to renew the Lease for any amount of space less than the entire Premises hereunder. In the event of an assignment or sublease of the entire Premises by Tenant, the option to renew shall be extinguished. The renewal option granted herein shall terminate as to the entire Premises upon the failure by Tenant to timely exercise its option to renew at the times and in the manner set forth in this **Rider 1**. Tenant shall not have the option to renew, as provided in this **Rider 1**, if, as of the date of the Option Exercise Notice, or as of the scheduled commencement date of the Renewal Term, (a) a default is continuing or (b) Landlord has given more than two (2) notices of default in any 12-month period for nonpayment of monetary obligations.

27.5 Amendment to Lease. The parties shall, within fifteen (15) days after the determination of Market Rent, execute one or more amendments to the Lease reflecting such additional term.

28. RIGHT OF FIRST OFFER; RIGHT OF FIRST REFUSAL.

28.1 Grant of Right of First Offer. Subject to the terms and conditions of this **Rider 1**, Landlord hereby grants to Tenant a right of first offer to lease Suite 450 in the Building identified on Schedule 1 attached hereto (the "**First Offer Space**"). Notwithstanding the foregoing, such first offer right of Tenant: (a) shall commence only following the expiration or earlier termination of the initial lease (or leases, as the case may be) of the First Offer Space, regardless of whether any such lease is executed prior to or after the date of the Lease, including the expiration of any renewal, extension or expansion rights set forth in any such lease, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease; and (b) shall be subject and subordinate to the rights granted to any other third-party prior to the Effective Date (the "**Superior Right Holder**") to lease such First Offer Space. Tenant's right of first offer shall be on the terms and conditions set forth in this **Rider 1**.

(a) **Procedure for Offer**. Landlord shall notify Tenant in writing (the "**First Offer Notice**") when the First Offer Space or any portion thereof becomes available for lease to third parties, but only if the Superior Right Holder does not wish to lease such space. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then-available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant and shall set forth Landlord's proposed economic terms and conditions upon which Landlord is willing to lease such space to Tenant (collectively, the "**Economic Terms**").

(b) **Procedure for Acceptance**. If Tenant wishes to exercise Tenant's right of first offer with respect to the space described in the First Offer Notice, then within five (5) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the Economic Terms. Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant in the First Offer Notice. Tenant may not elect to lease only a portion of the space offered in the First Offer Notice, even if the space described in the First Offer Notice comprises an area larger than the First Offer Space or an area that does not comprise the entire First Offer Space. If Tenant does not so notify Landlord within the 5-business day period, then Landlord shall be free to lease and/or re-lease all or any portion of the First Offer Space from time to time to anyone to whom Landlord desires on any terms Landlord desires.

28.2 Grant of Right of First Refusal. Subject to the terms and conditions of this **Rider 1**, Landlord hereby grants to Tenant a right of first refusal to lease Suite 420 in the Building identified on Schedule 1 attached hereto (the "**First Refusal Space**"). Notwithstanding the foregoing, such right of first refusal shall (a) commence only following the expiration or earlier termination of the initial lease (or leases, as the case may be) of the First Refusal Space, regardless of whether any such lease is executed prior to or after the Effective Date (including the expiration of any renewal, extension or expansion rights set forth in any such lease, regardless of whether such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease) and (b) shall be subject and subordinate to the rights granted prior to the Effective Date to any other third-party (the "**Superior ROFR Holder**") to lease such First Refusal Space. Tenant's right of first refusal shall be on the terms and conditions set forth in this **Rider 1**.

(a) **Procedure for Offer**. If Landlord receives a bona fide written offer from an unaffiliated third party for the lease of all or any portion of the First Refusal Space (each, a "**Bona Fide Offer**"), and Landlord is willing to accept the Bona Fide Offer, Landlord shall give Tenant written notice (the "**First Refusal Notice**") of the Bona Fide Offer, but only if the Superior ROFR Holder does not wish to lease such space. Pursuant to such First Refusal Notice, Landlord shall offer to lease to Tenant the

First Refusal Space on the same terms and conditions of the Bona Fide Offer (collectively, the "**Bona Fide Offer Terms**").

(b) **Procedure for Acceptance**. If Tenant wishes to exercise Tenant's right of first refusal with respect to the space described in the First Refusal Notice, then within five (5) business days after delivery of the First Refusal Notice to Tenant, Tenant shall deliver written notice to Landlord of Tenant's exercise of its right of first refusal with respect to the entire space described in the First Refusal Notice on the Bona Fide Offer Terms. Tenant must elect to exercise its right of first refusal, if at all, with respect to all of the space offered by Landlord to Tenant in the First Refusal Notice. Tenant may not elect to lease only a portion of the space offered in the First Refusal Notice, even if the space described in the First Refusal Notice comprises an area larger than the First Refusal Space or an area that does not comprise the entire First Refusal Space. If Tenant does not so notify Landlord within the 5-business day period, then Landlord shall be free to lease and/or re-lease all or any portion of the First Refusal Space from time to time to anyone to whom Landlord desires on any terms Landlord desires.

28.3 **Other Terms and Conditions**. Except as otherwise expressly set forth in the First Offer Notice or First Refusal Notice (as applicable), Tenant shall take the First Offer Space or the First Refusal Space (as applicable) in its "AS IS" condition, and Landlord shall have no obligation for free rent, leasehold improvements or for any other tenant inducements for the First Offer Space or the First Refusal Space (as applicable). Except as otherwise expressly set forth in the First Offer Notice or First Refusal Notice (as applicable), the term of the Lease for the applicable portion of the First Offer Space or First Refusal Space (as applicable), and Tenant's obligation to pay Rent for such First Offer Space, shall commence upon the date of delivery of the First Offer Space or First Refusal Space (as applicable) to Tenant and shall terminate on the date set forth in the First Offer Notice or First Refusal Notice (as applicable)

28.4 **Limitations**. Tenant shall not have the right to lease the First Offer Space or First Refusal Space (as applicable), if, as of the date of the attempted exercise of any right of first offer or first refusal by Tenant, or as of the scheduled date of delivery of such First Offer Space or First Refusal Space (as applicable) to Tenant if a default is continuing.

28.5 **Termination of Right of First Offer**. The right of first offer and first refusal granted herein shall terminate as to the entire First Offer Space or First Refusal Space (as applicable) upon the failure by Tenant to timely exercise its right of first offer or first refusal (as applicable) with respect to the entire portion of the First Offer Space or First Refusal Space (as applicable) as offered by Landlord in the First Offer Notice or First Refusal Notice (as applicable).

28.6 **Amendment to Lease**. If Tenant timely exercises Tenant's right to lease the First Offer Space or Frist Refusal Space (as applicable) as set forth herein, Landlord and Tenant shall, within fifteen (15) days after Tenant's exercise thereof, execute an amendment to the Lease for such First Offer Space or First Refusal Space (as applicable) upon the terms and conditions as set forth in the First Offer Notice or First Refusal Notice (as applicable) and this **Rider 1**.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this **Rider 1** as of the date of the Lease.

LANDLORD:

EL DORADO OFFICE 3, L.P.,
a Delaware limited partnership

By: Lowe Enterprises Real Estate Group,
a California corporation
its Authorized Agent

By: [signature]

Name: Mara Fabian

Title: SVP

TENANT:

ENGLOBAL U.S., INC.,
a Texas corporation

By: [signature]

Name: William A Coskey, P.E.

Title: Chief Executive Officer

ENGlobal
Legal
September 10, 2013
APPROVED

Signed [signature]
Tami Walker

SCHEDULE 1 TO RIDER

ROFO AND ROFR SPACE

See Attached


SUITE 450
5,547 R.S.F.
SUITE 400
SUITE 420
2,700 R.S.F.

CB RICHARD ELLIS

INTERIOR ARCHITECTS
DENVER

1726 CHAMPA STREET, SUITE 100
DENVER, COLORADO 80202
TEL 303-672-8500 FAX 303-672-8501

Project Name: ELDORADO RIDGE – BUILDING III

Job Number: 165500.00

Refer To Drawing: N/A
Issue: RECORD PLAN
Date: 11.05.2012
Scale: N.T.S.
Drawing: FL-4

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